AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED MARCH 11, 2025

GOLFSUITES 1, INC.

650 E. BLOOMINGDALE AVE. BRANDON, FL 33511

(813) 621-5000

Up to 2,200,000 shares of Class A Common Stock

Consisting of 2,000,000 shares for cash consideration and 200,000 issued as Bonus Shares (1)

Minimum investment 50 shares of Class A Common Stock ($750.00)

SEE “SECURITIES BEING OFFERED” AT PAGE 50

	Price to Public		Broker-Dealer discount and commissions (2)	Proceeds to issuer (3)		Proceeds to other persons
Price Per share	$15.00		$0.00	$15.00		$0
Total Maximum	$30,000,000		$0.00	$30,000,000		$0
Total Maximum including the value of Bonus Shares	$33,000,000	(4)	$0.00	$30,000,000	(5)	$0

(1)	The company is offering up to 2,200,000 shares of Class A Common Stock consisting of 2,000,000 shares to be sold for cash, plus up to 200,000 additional shares of Class A Common Stock eligible to be issued as bonus shares (the “Bonus Shares”) to investors. No additional consideration will be received by the company for the issuance of Bonus Shares and the company will absorb the cost of the issuance of the Bonus Shares. See “Plan of Distribution” for further details.

(2)	The company has not engaged the services of a broker-dealer for this offering (the “Offering”). The Offering is not being made in all states. See “Plan of Distribution” for details.

(3)	The company expects that, not including state filing fees, the minimum amount of expenses of the Offering that we will pay will be approximately $100,000 regardless of the number of shares that are sold in this Offering. In the event that the maximum Offering amount is sold, the total Offering expenses will be approximately $3,000,000.

(4)	Includes $3,000,000, the value of the Bonus Shares (assuming the maximum number of Bonus Shares are issued in this Offering); provided, however, the company shall not receive such amounts because investors are not paying the purchase price for such Bonus Shares. This full amount of $33,000,000 is the total amount the company is offering towards its annual $75 million offering cap under Rule 251(a)(2).

(5)	Excludes the value of the Bonus Shares, as those will not result in additional proceeds to the company.

Bonus Shares are available to investors based on the criteria discussed below under “Plan of Distribution.” Investors will pay full price for their securities, and if eligible may receive Bonus Shares equal to an amount that is 10% of the number of shares purchased. Those investors not eligible for the maximum value of Bonus Shares will experience additional dilution compared to investors receiving 10% Bonus Shares.

This Offering will terminate at the earlier of the date at which the maximum Offering amount has been sold or the date at which the Offering is earlier terminated by the company at its sole discretion. Unless terminated, at least every 12 months after the Offering Statement has been qualified by the United States Securities and Exchange Commission (the “SEC”), the company will file a post-qualification amendment to include the company’s recent financial statements. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the company.

No Escrow Agent has been retained as part of this Offering.

After each closing, funds tendered by investors will be held in a segregated account owned by the company, and will remain in that account until cleared. For details, see “Process of Subscribing.” As there is no minimum Offering amount, provided that an investor purchases shares in the amount of the minimum investment, $750.00 (50 shares), upon the clearance of any subscription to this Offering Circular and receipt of funds, the company may immediately deposit those funds into the bank account of the company and may use the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the company from subscribers for this Offering will be available for use by the company upon acceptance of subscriptions and receipt of funds for the Securities by the company.

Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Common Stock will vote together with the holders of Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites 1. Holders of the Class B Common Stock (the “Class B Common”) are entitled to 5votes for each share and will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering is inherently risky. See “Risk Factors” on page 8.

Sales of these securities commenced on [___________], 2025.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

In this Offering Circular, (the “Offering Circular”) the term “GolfSuites,” “GS 1,” “we,” “us,” “our,” or “the company” refers to GolfSuites 1, Inc. a Delaware corporation and its subsidiaries on a consolidated basis.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Overview

GolfSuites 1, Inc. owns, leases and operates outdoor golf driving range entertainment centers. In addition, the company intends to develop indoor entertainment venues that provide access to golf simulators. The outdoor entertainment centers and indoor venues aim to provide next generation hospitality and dining venues, high tech gamified golf, either on the ranges or within the simulators, in climate-controlled suites, live entertainment, and spaces for both social and corporate functions.

Below are our three main premier entertainment facility concepts:

•	GolfSuites: 40-bay outdoor driving ranges.

•	GolfSuites 19th Hole: indoor casual simulator lounges.

•	GolfSuites City Club 1: indoor upscale simulator lounges.

As of February 13, 2025, the company owns and/or operates the following subsidiaries.

●	The company owns 100% of GolfSuites Lubbock, LLC (“GolfSuites Lubbock”) facility which operates and owns a facility in Lubbock, Texas (“Lubbock”). The land where the Lubbock is located is leased from a third party.

●	The company owns 50% interest and manages GolfSuites Baton Rouge, LLC facility (“GolfSuites Baton Rouge”), which owns and operates a facility in Baton Rouge, Louisiana (“Baton Rouge”). A private investor owns the remaining 50% interest in GolfSuites Baton Rouge.

●	Similarly, the company owns a 50% interest and manages GolfSuites Madison, LLC (“GolfSuites Madison”) which owns property in Madison, Mississippi. The development of the GolfSuites Madison site has been discontinued, and the company is seeking a buyer for the site. A private investor owns the remaining 50% interest in GolfSuites Madison.

●	The company owns 100% of Gulf Suites Auburn, LLC (“GolfSuites Auburn”) which owns property in Auburn, Alabama. This property was purchased on August 18, 2023 and is not yet operational.

●	The company owns 100% of GolfSuites City Club 1, LLC (“GolfSuites City Club 1”) which has leased property in St. Petersburg, Florida and is not yet operational.

●	The company owns 100% of GolfSuites Franchising, LLC (f/k/a AllPlayVentures, LLC) formed for purpose of franchising all three of our premier entertainment concepts.

GolfSuites’ auditor has issued a “going concern” opinion on their financial statements, which means the company may not be able to succeed as a business without additional financing; see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity” and “Risk Factors” for more information.

The Facilities

Below are statistics related to each operational outdoor multi-floor facility.

	LUBBOCK FACILITY	BATON ROUGE FACILITY	AUBURN FACILITY*
ENTERTAINMENT AMENITIES	60 golf suites.	40 golf suites.	40 golf suites
	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites will open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.
	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.
HOSPITALITY AMENITIES	2 restaurants and 2 bars.	1 restaurant and 1 bar.	1 restaurant and 1 bar.
OPERATIONAL STATISTICS	Multi-floor facility.	Single floor facility.	Single floor facility.
	Average weekly guests: Approximately 2,500 since August 2020 to present.	Average weekly guests: Approximately 500 since June 2022 to present.	Average weekly guests: *not yet developed

*Not yet operational. The approximately 10 acre site was purchased on August 18, 2023. Total development costs for this facility are expected to be approximately $9,500,000. The company intends to have this facility operational by September 2025.

Below are statistics related to our planned indoor GolfSuites City Club 1.

GOLFSUITES CITY CLUB 1 FACILTY*
ENTERTAINMENT AMENITIES	9 indoor simulation lounges

These simulators open up to a screen that illustrates various golf facilities around the world. Private lessons are available.
HOSPITALITY AMENITIES	1 bar and 1 restaurant area with indoor seating, together with an outdoor dining area.
OPERATIONAL STATISTICS	N/A*

*Not yet operational. On September 15, 2023, GolfSuites formed GolfSuites City Club 1for the purpose of leasing a site in downtown St. Petersburg, Florida. On September 21, 2023, the company entered into a five year lease on the property. Total development costs for this facility are expected to be approximately $9,800,000. GolfSuites City Club 1 will be GolfSuites’ first GolfSuites City Club.

The Offering

Securities offered	Up to 2,000,000 shares of Class A Common Stock and up to 200,000 shares of Class A Common Stock issued as Bonus Shares
Class A Common Stock outstanding before the Offering	308,461 shares of Class A Common Stock.
Class A Common Stock outstanding after the Offering	2,508,461 Shares of Class A Common Stock, assuming a fully subscribed offering of 2,000,000 shares issued for cash consideration and 200,000 issued as Bonus Shares
Share Price	$15.00 per share
Minimum Investment Amount	$750.00
Use of Proceeds	Proceeds from this Offering will be used as follows: (i) purchase, rebrand or renovate existing facilities, (ii) fund the company’s construction and development of golf driving range and entertainment centers and indoor facilities in the United States, (iii) marketing efforts, and (iv) operational expenses. See “Use of Proceeds to Issuer” section of this Offering Circular.

The company does not anticipate any holders of its Preferred Stock will convert their shares to Common Stock as a result of this Offering.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.235 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public Offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks relating to GolfSuites business

This is a relatively early stage company and have not yet generated any yearly profits. The company was incorporated in October 2018 and currently operates two facilities. The company and/or its affiliates have been operating the Lubbock Facility since August 2020, and the Baton Rouge Facility since June 2022. During August 2023 the company purchased the Auburn Facility. The Auburn Facility is not currently operational but is planned to open during Q4 2025. Further, the company intends to begin development on GolfSuites City Club 1 during Q4 2025.

Our current and proposed operations are subject to all the business risks associated with relatively new enterprises that are still in growth and/or expansion phases. These include likely fluctuations in operating results as the company reacts to developments in its market, manages its growth, deals with landlords and vendors, and develops new services as well as the entry of competitors into the market. For instance, the company had to close a facility that it had near Tulsa, Oklahoma based on disputes with its landlord as well as continued losses at the site. There is only a limited history upon which an evaluation of its past performance and future prospects in the hospitality and entertainment industry can be made. Statistically, most startup companies fail. While we recorded a net income (on an unaudited basis) for the six months ended June 30, 2024, there can be no guarantee that we will be able to continue to do so or that we will have a net income on an annual basis. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so, and only after paying dividends to the holders of our Preferred Stock. Since inception, we have not generated sufficient annual revenues to cover operational expenses. There is no assurance that we will be consistently profitable in the next three years or generate sufficient revenues to pay dividends to the holders of our shares.

Our Parent Company has a limited prior performance record. Just as GolfSuites is a relatively new entrant in the market, GolfSuites, Inc. (our “Parent Company”), which provides management services to GolfSuites, has a limited track record of involvement in hospitality and entertainment that investors may assess. Even if the Parent Company did have such prior experience, that experience would not be indicative of its future performance.

The company’s auditor has issued a “going concern” opinion. GolfSuites auditor has issued a “going concern” opinion on their financial statements, which means the company may not be able to succeed as a business without additional financing. GolfSuites was incorporated in October 2018. It has an accumulated deficit of $7,612,626 and $5,276,699 as of December 31, 2023 and December 31, 2022, respectively, and $7,267,695 for the six months ended June 30, 2024. The audit report states  that the company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate cash from operating activities and/or to raise additional capital to fund its operations. The company’s failure to raise additional short-term capital could have a negative impact on not only their financial condition but also their ability to remain in business.

As we grow our business, we may not be able to manage our growth successfully. If we are able to increase the scope of our business offerings, our customer and creator base, the volume of our transactions and grow our business, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure. For example, increasing demands on our infrastructure and management could cause any of the following to occur or increase:

•	inadequate internal controls required for a company doing public offerings (including Regulation CF and Regulation A);

•	delays in our ability to handle the volume of customers; and

•	failure to properly review and supervise personnel to make sure we are compliant with applicable regulations.

This risk is illustrated by the fact that the company has restated its previously reported financial statements as of and for the year ended December 31, 2022, and related disclosures. The effects of the restatement, including the correction of all errors identified by company’s management are reflected in the company’s financial statements and accompanying notes included herein.

The success of GolfSuites business is dependent on its ability to take over existing facilities or to lease or purchase parcels of land and our commercial spaces at favorable prices. GolfSuites is a capital-intensive operation and requires a two-step process prior to operating its larger outdoor facilities. First, GolfSuites has to lease or purchase the facility (if it is not building a facility from the ground up). Second, GolfSuites has to re-brand existing facilities, or build new facilities from the ground up. As of the date of this Offering Circular, the company:

●	owns the Lubbock Facility but leases the land that the Lubbock facility is on,

●	owns the Baton Rouge facility and leases the property that the Baton Rouge Facility is on,

●	owns a 50% interest in GolfSuites Madison, LLC the company is seeking a buyer for the site,

●	owns the Auburn Facility (to be constructed) and the land that the Auburn Facility is on.

The company notes that its management determined to close one of its prior facilities due to disputes with the landlord and our inability to make the location profitable based in part on the lease terms.

For its planned smaller indoor facilities it also requires a two-step process prior to operation. First, GolfSuites has to lease or purchase the facility (if it is not building a facility from the ground up). Second, GolfSuites has to re-brand existing facilities, or build new facilities from the ground up.

As of the date of this Offering Circular, the company leases the property that the GolfSuites City Club 1 Facility is on and will renovate the existing space to include 8 indoor golf simulation bays, a restaurant and bar that has both indoor and outdoor dining and differentiated membership options.

If this Offering does not raise enough capital to make capital improvements on existing facilities, enter additional lease agreements for facilities, or purchase the land that is necessary to begin construction, the company will need to procure external financing for the purchase of the land and/or construction or improvements of the facility.

In the event the company acquires leased property it may not be able to successfully negotiate satisfactory terms regarding the leased space, renew or replace existing leases, on satisfactory terms or at all, any of these items could restrict the company’s ability to grow and retain its existing customers and annual members.  Accordingly, the financial condition and results of operations could be harmed. The company may lease certain real estate for the development of various facilities.  Potential hurdles that the company may encounter when leasing land include the following:

●	Inability to negotiate favorable terms due to market conditions

●	Inability to negotiate favorable terms due to limited experience to date with these types of transactions.

●	Inability to renew the lease on favorable terms.

●	Increase in rental rates in markets in which the company operates.

●	Inability to expand its portfolio of facilities as quickly as possible.

●	Long-term and fixed-cost nature of leases in general may limit the company’s operating flexibility.

The company’s ability to negotiate favorable terms to extend an expiring lease or to secure an alternate location will depend on then-prevailing conditions in the real estate market, such as overall rental cost increases, competition from other would-be tenants for desirable leased spaces and its relationships with current and prospective building owners and landlords, and may depend on other factors that are not within the company’s control. If the company is not able to renew or replace an expiring lease, it will incur significant costs related to vacating that space and redeveloping whatever alternative space the company is able to find, if any. In addition, if the company is forced to vacate a space, the company could lose members who purchased memberships based on the design, location or other attributes of that particular facility and may not be interested in becoming members at another facility.

The company plans to raise significantly more capital and future fundraising rounds could result in dilution. GolfSuites will need to raise additional funds to finance its operations or fund its business plan. Even if the company manages to raise subsequent financing or borrowing rounds, the terms of those borrowing rounds might be more favorable to new investors or creditors than to existing investors such as you. New equity investors or lenders could have greater rights to the company’s financial resources (such as liens over its assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically. See “Dilution” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

Success in the hospitality and entertainment industry is highly unpredictable and there is no guarantee the company’s content will be successful in the market. The company’s success will depend on the popularity of its hospitality and entertainment facilities. Consumer tastes, trends and preferences frequently change and are notoriously difficult to predict. If the company fails to anticipate future consumer preferences in the hospitality and entertainment business, its business and financial performance will likely suffer. The hospitality and entertainment industry is fiercely competitive. The company may not be able to develop facilities that will become profitable. The company may also invest in facilities that end up losing money. Even if one of its facilities is successful, the company may lose money in others.

The company may not be able to attract and retain individuals interested in annual memberships at its facilities, and/or attract drop-in/daily memberships, which could harm its business, financial condition and results of operations.

The company’s success depends on its ability to:

●	Provide dining and leisure experiences that members and daily guests are interested in paying for.

●	Maintain or increase revenues generated from food and beverage sales.

●	Attract consistent suite rentals.

●	Attract individuals interested in paying for daily memberships.

●	Attract individuals interested in paying for annual memberships.

●	Maintain or increase revenues generated from corporate events.

●	Maintain or increase revenues from retail sales.

Changes in consumer financial condition, leisure tastes and preferences, particularly those affecting the popularity of golf, and other social and demographic trends could adversely affect its business. Significant periods where attrition rates exceed enrolment rates or where facilities usage is below historical levels would have a material adverse effect on its business, results of operations and financial condition. If the company cannot attract new members, retain its existing members, its financial condition and results of operations could be harmed.

GolfSuites operates in a highly  competitive market.  GolfSuites plans to operate in a highly competitive market and faces intense competition. Its competitors include:

●	Top Golf

●	DriveShack

●	Big Shots

●	ClubCorp.

●	Arccis Golf

●	Tog Golf Swing Suite

●	Birdie Club Indoor Golf

●	The Par Pub

●	Five Iron

Many of the company’s current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. Competitors may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Further, GolfSuites properties, especially the indoor facilities, will compete on a local and regional level with restaurants and other business, dining and social clubs. The number and variety of competitors in this business will vary based on the location and setting of each facility. Some facilities may be situated in intensely competitive upscale urban areas characterized by frequent innovations in the products and services offered by competing restaurants and other business, dining and social clubs. In addition, in most regions, the competitive landscape is in constant flux as new restaurants and other social and meeting venues open or expand their amenities. As a result of these characteristics, the supply in a given region may exceed the demand for such facilities, and any increase in the number or quality of restaurants and other social and meeting venues, or the products and services they provide, in such region could significantly impact the ability of the company’s properties to attract and retain members, which could harm their business and results of operations.

Competition in the “alternative venues for recreational pursuits” industry could have a material adverse effect on the company’s business and results of operations. GolfSuites properties compete on a local and regional level with alternative venues for recreational pursuits. The company’s results of operations could be affected by the availability of, and demand for, alternative venues for recreational pursuits, such as multi-use sports and athletic centers. In addition, member-owned and individual privately-owned clubs may be able to create a perception of exclusivity that the company has difficulty replicating. To the extent these alternatives succeed in diverting actual or prospective members away from the company’s facilities or affects its membership rates, the company’s business and results of operations could be harmed.

The restaurant industry is highly competitive. If we are not able to compete successfully, our business, financial condition and results of operations would be adversely affected. GolfSuites properties compete on a local and regional level with restaurants. GolfSuites’ hospitality business is a large driver of its revenues. The restaurant industry is highly competitive with respect to taste preferences, price, food quality and selection, customer service, brand reputation, digital engagement, advertising and promotional initiatives, and the location, attractiveness and maintenance of restaurants. If consumer or dietary preferences change, if our marketing efforts are unsuccessful, or if our restaurants are unable to compete successfully with other restaurant outlets, our business could be adversely affected. If we are unable to continue to maintain our distinctiveness and compete effectively, our business, financial condition and results of operations could be adversely affected.

Customer complaints or litigation on behalf of GolfSuites customers or employees may adversely affect its business, results of operations or financial condition. The company’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their customers or employees. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt the company’s financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations or financial condition. Also, adverse publicity resulting from these allegations may materially affect the company.

The company is currently involved in litigation. The company is currently involved in litigation, which may have a material adverse effect on its business, financial condition, and results of operations. Legal proceedings can be unpredictable, costly, and time-consuming, diverting management’s attention from business operations. If the company is unsuccessful in its defense, it may be required to pay significant damages, settlements, or legal fees, which could negatively impact its financial health. Additionally, ongoing litigation may affect the company’s ability to raise capital, enter into strategic partnerships, or obtain necessary permits and approvals for its operations. Any negative publicity or reputational harm associated with the litigation could also impact customer trust, investor confidence, and overall business prospects. While the company intends to defend itself vigorously, there is no guarantee of a favorable outcome, and any adverse ruling or settlement could materially affect its operations and financial position.

The company’s insurance may not be sufficient. There can be no assurance that its insurance is sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually, and the company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other leisure facilities, sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the company’s financial condition or results of operations.

The company may not be able to operate its facilities or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition. Each facility is subject to licensing and regulation, including by alcoholic beverage control, amusement, health, sanitation, safety, building code and fire agencies in the state, county and/or municipality in which the facility is located.

Each facility is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one facility may lead to the loss of licenses at all facilities in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each facility, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. The failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the company’s ability to obtain such a license or permit in other locations.

The company may be subject to “dram shop” statutes in states where its facilities may be located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on the company’s business, results of operations or financial condition.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the company is subject to amusement licensing and regulation by the states, counties and municipalities in which its facilities are to be located. These laws and regulations can vary significantly by state, county, and municipality and, in some jurisdictions, may require the company to modify their business operations or alter the mix of redemption games and simulators that they offer.

Moreover, as more states and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to the company’s redemption games and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games the company offers. Furthermore, other states, counties and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, could cause the company to modify its plans for its facilities and if the company creates facilities in these jurisdictions it may be required to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that the company may offer or terminate the use of specific games, any of which could adversely affect the company’s operations. If the company fails to comply with such laws and regulations, the company may be subject to various sanctions and/or penalties and fines or may be required to cease operations until it achieves compliance, which could have an adverse effect on the company’s business and financial results.

The company has concentrated its investments in golf-related real estate and facilities, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values. Currently, a majority of the company’s operations consist almost entirely of golf properties, some of those facilities are approximately 10-20 acres in size, that encompass a large amount of real estate holdings. Accordingly, the company is subject to the risks associated with holding real estate investments. A prolonged decline in the popularity of golf could adversely affect the value of its real estate holdings and could make it difficult to sell facilities or businesses.

Generally, all of the company’s real estate holdings will be subject to risks typically associated with investments in real estate. The investment returns available from equity investments in real estate depend in large part on the amount of income earned, expenses incurred and capital appreciation generated by the related properties. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and time-consuming to expand, modify or renovate older properties. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have an adverse impact on the company’s business, financial condition or results of operations.

The illiquidity of real estate may make it difficult for the company to dispose of one or more of its properties or negatively affect its ability to profitably sell such properties and access liquidity. The company may from time to time decide to dispose of one or more of its real estate asset. Because real estate holdings generally, are relatively illiquid, the company may not be able to dispose of real estate assets on a timely basis. In some circumstances, sales may result in investment losses which could adversely affect the company’s financial condition. The illiquidity of its real estate assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company’s business, financial condition and results of operations.

Specifically, the company purchased a 50% ownership interest in the Madison Facility during May 2022. By December 31, 2022, development of the Madison site was discontinued and since then the company has been seeking a buyer for the site. As of the date of this Offering circular the company is still seeking a buyer for the site. As noted above, the company cannot access its liquidity until the property is sold, resulting in negative effects on the company’s profitability.

The company’s development and growth strategy depends on its ability to identify, and fund new entertainment venues and operate them profitably. The company’s ability to identify and fund various facilities, on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to the company’s ability to:

●	Find quality locations.

●	Reach acceptable agreements regarding the lease or purchase of locations, and comply with the company’s commitments under its lease agreements.

●	Raise or have available an adequate amount of cash or currently available financing for rebranding, constructing and opening facilities, as applicable.

●	Comply with applicable zoning, licensing, land use and environmental regulations.

●	Timely hire, train and retain the skilled management and other employees’ necessary to meet staffing needs.

●	Obtain, for acceptable cost, required permits and approvals, including liquor licenses Even if the company succeeds in opening entertainment golf facilities on a timely and cost-effective basis, the company may nonetheless be unable to attract enough customers to these new venues because potential customers may be unfamiliar with its venue or concept, entertainment and menu options might not appeal to them and the company may face competition from other food and leisure venues.

GolfSuites depends on a small management team and may need to hire more people to be successful. The success of GolfSuites will greatly depend on the skills, connections and experiences of the executives, Gerald Ellenburg, Ryan Koenig, and Ryan Ellenburg. Though, the Parent Company has entered into employment agreements with Gerald Ellenburg, the company has not entered into employment agreements with any of the aforementioned executives. There is no guarantee that the executives will agree to terms and execute employment agreements that are favorable to the company. Should any of them discontinue working for GolfSuites, there is no assurance that the company will continue. Further, there is no assurance that the company will be able to identify, hire and retain the right people for the various key positions.

Key Man Risk. The company’s founder, Gerald Ellenburg is a serial entrepreneur. The company relies heavily on his expertise and experience, as well as the expertise and experience of our officers including Ryan Koenig, and Ryan Ellenburg. In the event that any of these individuals exit the business the company may experience following:

●	financial loss;

●	a disruption to the organization's future projects;

●	damage to the brand; and

●	potentially supporting a competitor.

GolfSuites may not be able to protect all of its intellectual property. GolfSuites will be using the intellectual property of the Parent Company, including the following trademarks that have been filed:

●	GolfSuites,

●	Off The Deck,

●	Find Your Suite Spot, and

●	Where Golf Entertainment and Game Improvement Meet.

●	GolfSuites City Club 1

The profitability of GolfSuites may depend in part on the Parent Company’s ability, to effectively protect its intellectual property and the ability of GolfSuites to operate without inadvertently infringing on the proprietary rights of others. Any litigation protecting the Parent Company’s intellectual property and defending its original content could have a material adverse effect on the company’s business, operating results and financial condition regardless of the outcome of such litigation.

The company’s business could be harmed by the occurrence of natural disasters or other emergencies, including the COVID-19 pandemic or other pandemic diseases. The occurrence of a natural disaster, such as an earthquake, tsunami, fire, flood or hurricane, or the further outbreak of a pandemic disease, such as COVID-19 or a variant thereof, could significantly adversely affect the company’s business. A natural disaster or a pandemic disease could affect the company’s business in any or all of the following areas:

●	Operational disruption: Public health crises can lead to significant operational disruptions, including government-mandated lockdowns, travel restrictions, and supply chain disruptions. These disruptions could impact the company's ability to deliver services, and maintain normal business operations.

●	Workforce Challenges.

●	Financial Impact: GolfSuites may experience revenue declines due to reduced customer demand or operational disruptions. Increased costs related to health and safety measures, employee support, and adapting to new ways of working can also impact profitability.

●	Regulatory Measures: Governments often implement measures to contain the spread of diseases, such as lockdowns, travel restrictions, and business closures. If implemented, these measures would have direct impact on GolfSuites ability to operate and generate revenue.

●	Reputation and Brand: How GolfSuites responds to a public health crisis can significantly affect its reputation and brand perception. Mishandling communication or failing to prioritize employee and customer safety can lead to long-term damage.

●	Insurance Coverage: The adequacy of insurance coverage for business interruptions caused by public health crises is a significant consideration. GolfSuites may find that standard insurance policies do not adequately cover pandemic-related losses.

●	Long-Term Economic Impact: Public health crises can have lasting economic effects, leading to changes in consumer behavior, government policies, and global economic trends. GolfSuites may need to adapt their strategies to navigate a post-crisis landscape.

Risks relating to this Offering and GolfSuites shares

Holders of our Preferred Stock are entitled to payments prior to the payment of dividends to holders of our Common Stock.

Holders of our outstanding Preferred Stock are entitled to cumulative dividends which accrue on a daily basis in arrears at the rate of 8% per year on the sum of the invested amount sum plus all unpaid accrued and accumulated dividends. These payments must be made prior to the payment of dividends to holders of Common Stock. See “Securities Being Offered – Preferred Stock – Dividends”. Each year we are required to pay approximately $657,800 in dividends to our current holders of Preferred Stock.

Holders of our Preferred Stock are entitled to potentially significant liquidation preferences over holders of our Common Stock if we are liquidated, including upon a sale of our company.

Holders of our outstanding Preferred Stock have liquidation preferences over holders of Common Stock being offered in this Offering. This liquidation preference is paid if the amount a holder of Preferred Stock would receive under the liquidation preference is greater than the amount such holder would have received if such holder’s shares of Preferred Stock had been converted to Common Stock immediately prior to the liquidation event. See “Securities Being Offered – All Classes of Common Stock – Liquidation Rights”. If a liquidation event, including a sale of our company, were to occur that resulted in a distribution of less than approximately $8.2 million, the holders of our Preferred Stock could be entitled to all proceeds of cash distributions.

Distributions will be only made if the company declares dividends and if permitted under Delaware law, which is subject to change, and in the sole discretion of the board of directors. Pursuant to section 170 of the Delaware General Corporation Law (“Delaware Law”), dividends may be paid out of “surplus” even in the absence of profits.  Under section 154, “surplus” may be defined by the board of directors, in their sole discretion, but generally may not be less than the par value of the shares issued. Accordingly, most of the proceeds of this Offering may be considered surplus. However, Delaware Law is subject to change, and the company cannot guarantee that dividend payments will always be permitted under Delaware Law. Further, the company in its sole discretion may decide not to declare and pay dividends. At which point, the dividends will accrue to be paid at a later date, or if at all.

The company is responsible for certain administrative burdens relating to taxation. Federal law required that the company report annually all distributions to shareholders on a Form 1099-DIV.  The company is responsible for ensuring that the extent to which such distributions constitute a distribution of earnings and profits is correctly identified on form 1099-DIV. This reporting requirement adds to the administrative burdens of the company.

The Offering price has been arbitrarily set by the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the securities offered under this Offering. Our Offering Price of $15.00 per share of Class A Common Stock was established by the company itself. Valuations for companies at GolfSuites stage are purely speculative. The company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

There is no minimum amount set as a condition to closing this Offering. Because this is a “best efforts” Offering with no minimum, provided that an investor purchases shares in the amount of the minimum investment, $750.00 (50 shares), the company will have access to any funds tendered. This might mean that any investment made could be the only investment in this Offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors who purchase the Class A Common Stock in this Offering.

Certain investors who purchase Class A Common Stock in this Offering are entitled to receive additional shares of Common Stock (the “Bonus Shares”) that effectively provide a discount on price based on the amount invested. The number of Bonus Shares will be determined by the amount of money they invest in this Offering. An investor in our offering who invests over $10,000 in a single transaction may be able to receive 10% Bonus Shares. Bonus Shares will effectively act as a discount to the price at which the company is offering its stock. For more details, including all of the Bonus Shares being offered, see “Plan of Distribution”. Therefore, the value of shares of investors who pay the full price in this offering will be immediately diluted by investments made by investors entitled to the discount, who will pay less for the same stake in the company.

The officers of the Parent Company control the company and the company does not currently have any independent directors. The Parent Company is currently the company’s controlling shareholder. Moreover, the company’s executive officers and directors, through their ownership in the Parent Company, are currently GolfSuites controlling shareholders. As holders of the Class B Common Stock which gives the Parent Company 5 votes per share, as opposed to 1 vote per share for holders of Class A Common Stock and Class A Preferred Stock, the Parent Company will continue to hold a majority of the voting power of all the company’s equity stock and therefore control the board at the conclusion of this Offering. Even if the Parent Company were to own as little as 16.66% of the equity securities of the company, the Parent Company would still control a majority of the voting stock. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. The company does not benefit from the advantages of having independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within the company, and having extra checks and balances to prevent fraud and produce reliable financial reports.

The exclusive forum provisions in the company’s Certificate of Incorporation, as amended, and the subscription agreement may have the effect of limiting an investor’s ability to bring legal action against the company and could limit an investor’s ability to obtain a favorable judicial forum for disputes. Article VII of the company’s Certificate of Incorporation as amended, provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; and

•	any action asserting a claim against us that is governed by the internal-affairs doctrine.

However, Article VII does not apply to actions arising under Federal securities laws or to the extent that its application would violate any Federal law.

Further, under Section 6 of the subscription agreement  investors agree to resolve disputes arising under the subscription agreement that the Court of Chancery of the State of Delaware or alternatively if that is not enforceable competent federal courts in the State of Delaware are the exclusive forums for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. This section does not apply to claims arising out of Exchange Act, including derivative actions.

See “Securities Being Offered – All Classes of Stock – Forum Selection Provisions.”

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action. Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. The forum selection provisions in the Certificate of Incorporation and the subscription agreement provide that for certain lawsuits the Court of Chancery in Delaware will be the exclusive forum. The Court of Chancery in Delaware is a non-jury trial court and therefore those claims will not be adjudicated by a jury. Further, the waiver of jury trial provision may increase the costs to bring a claim, limit access to information and other imbalances of resources between the company and shareholders. These provisions can discourage claims or limit shareholders ability to bring a claim in a judicial forum that they find favorable. See “Securities Being Offered – All Classes of Stock – Jury Trial Waiver” and “Securities Being Offered – All Classes of Stock – Forum Selection Provisions.”

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the subscription agreement, in the Court of Chancery in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares of Class A Common Stock, including but not limited to the subscription agreement.

There is no current market for GolfSuites' shares. There is no formal marketplace for the resale of the company’s securities. Shares of the company’s Class A Common Stock may eventually be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. The company does not have plans to apply for or otherwise seek trading or quotation of its Class A Common Stock on an over-the-counter market. It is also hard to predict if the company will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment. Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Securityholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

You may not be able to participate in potential merger and acquisition transactions. Investors should be aware that under Rule 145 under the Securities Act of 1933 if they invest in a company through Regulation A and/or Regulation CF and that company becomes involved in a merger or acquisition, there may be significant regulatory implications. Under Rule 145, when a company plans to acquire another and offers its shares as part of the deal, the transaction may be deemed an offer of securities to the target company's investors, because investors who can vote (or for whom a proxy is voting) are making an investment decision regarding the securities they would receive. All investors, even those with non-voting shares, may have rights with respect to the merger depending on state laws. This means the acquirer’s “offer” to the target’s investors would require registration or an exemption from registration (such as Reg D or Reg CF), the burden of which can be substantial. As a result, non-accredited investors may have their shares repurchased rather than receiving shares in the acquiring company or participating in the acquisition.  This may result in investors’ shares being repurchased at a value determined by a third party, which may be at a lesser value than the original purchase price.  Investors should consider the possibility of a cash buyout in such circumstances, which may not be commensurate with the long-term investment they anticipate.

Risks Related to Certain Conflicts of Interest

There are conflicts of interest between the company, its management and their affiliates. The Parent Company currently holds all of the issued Class B Common Stock of GolfSuites. GolfSuites is also affiliated with ERC Communities, Inc. f/ka ERC HomeBuilders, Inc. and its subsidiaries (the “ERC Entities”). Gerald Ellenburg is the CEO for the Parent Company, GolfSuites, and the ERC Entities. Therefore, it is likely that conflicts of interest will arise between the affiliates. Conflicts of interest could include, but are not limited to the following:

●	Use of time.

●	Use of human capital.

●	Competition regarding the acquisition of properties and other assets.

The interests of the Parent Company the company and the company’s other affiliates may conflict with your interests. The company’s Certificate of Incorporation, Certificate of Designations, bylaws and Delaware law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of the officers and directors of the Parent Company, the company, and the company’s other affiliates.  This risk is increased by the affiliated entities being controlled by the Parent Company who currently owns all of the company’s Class B Common Stock. In addition, all of the company’s officers and directors currently have an interest in the Parent Company, through ownership and/or as an officer or director in the Parent Company. Potential conflicts of interest include, but are not limited to, the following:

●	The Parent Company and the company’s other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the management and their affiliates for their own benefit.

●	GolfSuites may engage the Parent Company, or other companies affiliated with GolfSuites to perform services, and determination for the terms of those services will not be conducted at arms’ length negotiations.

●	The company’s officers and directors are not required to devote all of their time and efforts to the affairs of the company.

Loans issued by The Parent Company to GolfSuites may not be made at arm’s length. The Parent Company has made loans to the company as working capital to cover expenses and costs while preparing for the various securities offerings. The total of these advances was converted to Additional Paid-in Capital in 2022 and the six months ended June 30, 2023. It is likely that these previous transactions have not been at arm’s length and may not be at arms-length in the future. Therefore, there is no way to assure third parties that the Parent Company and GolfSuites will be acting in their own self-interest and not subject to pressure or duress from the other party.

The Parent Company and GolfSuites intend to share some services. The Parent Company and GolfSuites will share the following services:

●	Intellectual property.

●	Licensing for the use of the name and brand identity.

Internal transactions incorporating products and services, fee sharing, cost allocations, and financing activities can create inefficiency, financial exposures and reporting risk. This arrangement could result in potential actual or perceived conflicts of interest.

If the Parent Company, the company’s manager, were to file for bankruptcy or otherwise liquidate the company’s result and operations, could be negatively affected. GolfSuites relies on the Parent Company for certain management services. While the company intends to continue its operations if the Parent Company were ever to file for bankruptcy or otherwise liquidate, there is no guarantee that the company would be able to do so. If the Parent Company were to enter bankruptcy proceedings or to otherwise liquidate, the company would be required to find other ways to meet the needs of its operations and business. Obtaining such alternative services, if available at all, could result in delays in the disbursement of distributions or the filing of reports or could require the company to pay significant fees to another company that it would engage to perform management services for it.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding convertible notes and assuming that all the remaining shares are sold at $10.25 per share. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

The following table presents the approximate effective cash price paid for all shares and potential shares issuable by the company as of March 11, 2025.

	Date Issued	Issued Shares	Potential Shares	Total Issued & Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion	Total Proceeds for Issuance of Shares
Common Stock
Class A Common Stock	2023	205,354	-	205,354	$4.00000	$821,416
Class A Common Stock	2024 - 2025	103,107	-	103,107	10.03557	1,034,738
Class B Common Stock	1/1/19	18,000,000	-	18,000,000	0.00001	180
Preferred Stock
Class A Preferred Stock (1)	2019 - 2023	937,015	11,594	948,609	8.66503	8,219,727
Total Common Share Equivalents		19,245,476	11,594	19,257,070	0.52324	10,076,061
Investors in this Offering assuming
Current Regulation A Offering	2025	-	2,000,000	2,000,000	15.00000	30,000,000
Total After Inclusion of this Offering		19,245,476	2,011,594	21,257,070	$1.88531	$40,076,061

The following table illustrates the dilution that new investors will experience upon investment in the company relative to existing holders of its securities. Because this calculation is based on the net tangible assets of the company, the company is calculating based on its net tangible book value of $5,428,869 as of June 30, 2024, as included in its unaudited financial statements.

The Offering costs assumed in the following table includes up to $2,100,000 for marketing, technology, legal, accounting, and Edgarization fees incurred for this Offering.

The table presents four scenarios for the convenience of the reader: a $7,500,000 raise, a $15,000,000 raise from this Offering, a $22,500,000 raise from this Offering, and a fully subscribed $30,000,000 raise (the maximum Offering amount)).

Capital Raised	$7,500,000	$15,000,000	$22,500,000	$30,000,000
Price per share	$15.0000	$15.0000	$15.0000	$15.0000
Shares issued	500,000	1,000,000	1,500,000	2,000,000
Capital raised	$7,500,000	$15,000,000	$22,500,000	$30,000,000
Less: Offering costs	(750,000)	(1,500,000)	(2,250,000)	(3,000,000)
Net Offering proceeds to company	$6,750,000	$13,500,000	$20,250,000	$27,000,000
Net tangible book value as of March 11, 2025(1)	6,463,607	6,463,607	6,463,607	6,463,607
Net tangible book value after Offering	$13,213,607	$19,963,607	$26,713,607	$33,463,607
Share issued and outstanding as of March 11, 2025 (2)	19,245,476	19,245,476	19,245,476	19,245,476
Weighted average anti-dilution additional shares (3)	11,594	11,594	11,594	11,594
Shares issued in financing from company	500,000	1,000,000	1,500,000	2,000,000
Post financing shares issued and outstanding	19,757,070	20,257,070	20,757,070	21,257,070
Per share amounts:
Net tangible book value after Offering	$0.6688	$0.9855	$1.2870	$1.5742
Net tangible book value per share prior to Offering	0.3359	0.3359	0.3359	0.3359
Increase (decrease) per share attributable to new investors	$0.3329	$0.6496	$0.9511	$1.2383
Dilution per share to new investors	$14.3312	$14.0145	$13.7130	$13.4258

(1)	Net tangible book value is calculated as follows.

Total stockholders' equity at June 30, 2024	$6,318,364
Less: intangible assets	(1,749,255)
Plus: capital raised from July 1, 2024 to March 11, 2025	1,034,738
Equals tangible book value as of March 11, 2025	$6,463,607

(2)	Includes 18,000,000 shares of Class B Common Stock, 308,461 shares of Class A Common Stock and 937,015 shares of Class A Preferred Stock.

(3)	Includes shares the holders of Preferred Stock would receive upon conversion into shares of Class A Common Stock based on their anti-dilution protections under each of the relevant scenarios.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2024 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●	In June 2025, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION

Plan of Distribution

GolfSuites 1, Inc. is Offering a maximum of 2,200,000 shares of Class A Common Stock, which includes a maximum of 200,000 Bonus Shares. The Class A Common Stock is being offered in the United States pursuant to Regulation A under the Securities Act by the company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A, with no minimum offering, meaning that all funds received from the sale of the securities will be immediately available for use by the company. The minimum investment by each purchaser in the Offering is $750.  The cash price per share of Class A Common Stock is $15.00.

The company has engaged FundAthena, Inc. dba Manhattan Street Capital (“Manhattan Street Capital” or “MSC”) to act as an advisor.

The company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

Initially the company will not offer securities in New Jersey, Texas and Washington. The company may choose to make the appropriate filings to become either an “issuer-dealer” or agent in New Jersey and Texas, as applicable, in which case it will start to sell in those states.

The Offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this Offering being qualified by the Commission, and (3) the date at which the Offering is earlier terminated by the company in its sole discretion. At least every 12 months after this Offering has been qualified by the Commission, the company will file a post-qualification amendment to include the company’s recent financial statements.

The company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. After the initial closing of this Offering, the company expects to hold closings on at least a monthly basis.

No Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; however, investors may only purchase shares in minimum increments of $750. Potential investors should be aware that there can be no assurance that any other funds will be invested in this Offering other than their own funds.

Bonus Shares; Discounted Price for Certain Investors

“Bonus Shares” are additional shares of Common Stock that are issued to investors purchasing shares in this offering for no additional monetary compensation, therefore those investors are effectively receiving a discount on the shares of Common Stock they purchase. Bonus Shares have identical rights, privileges and preferences to the shares of Common Stock purchased.

All investors in this offering are eligible to receive Bonus Shares equal to 10% of the shares they purchase if they invest $10,000 or more in a single transaction. Therefore, if an investor invests $10,005 (which would be 667 shares at $15) in this Offering in a single transaction, they will receive an extra 66 shares, or 733 shares in total for that transaction. Fractional shares will not be distributed and share bonuses will be determined by rounding down to the nearest whole share.

To the extent any Bonus Shares are issued, it will reduce the proceeds that the company.

The Online Platform

We have engaged Manhattan Street Capital to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. Manhattan Street Capital will contract the services of third parties; Enterprise Bank and Stripe; for the purpose of payment processing and storage of confidential investor data. The following administrative and technology related functions that Manhattan Street Capital will perform are listed below:

•	Accept investor data from potential investors on our behalf;

•	Reject investors that do not pass anti-money laundering (“AML”) or that do not provide the required information;

•	Process subscription agreements and reject investors that do not complete subscription agreements;

•	Reject investments from potential investors who do not meet requirements for permitted investment limits for investors pursuant to Regulation A, Tier 2;

•	Reject investments from potential investors with inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•	Receive and transmit investor data to Enterprise Bank to store investor details and data confidentially and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML).

The company intends to pay Manhattan Street Capital the following fees:

Technology and Admin Service Fees

•	Manhattan Street Capital technology administrative and service fee of $25.00 per investment in the Offering.

•	Manhattan Street Capital technology administrative and service fee of $100 for investments made by United States IRA accounts, Trusts or by US companies, LLCs, or LPs.

•	Manhattan Street Capital technology administrative and service fee of $5,000 for investments made by United States investment entities such as VC firms, private equity firms, family offices, investment management companies, etc.)

Listing Fees

•	A listing fee of $2,000 per month while the Offering is live for investment or reservations.

Back-end Service Fees

•	Fees for back-end services paid by Manhattan Street Capital will be later invoiced to the company. These services include but are not limited to the following:
o	Payment processing
o	Digital currency conversion
o	Escrow and technology fees
o	AML check and accredited investor verification

All fees are due to Manhattan Street Capital regardless of the success of the Offering. In the event of a fully subscribed Offering the company estimates that these fees will be approximately $400,000.

Manhattan Street Capital does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform. The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the www.manhattanstreetcapital.com website.

Payments are processed by Enterprise Bank and will be held in a segregated account. Funds will remain in the segregated account until the subscription agreement has been cleared and countersigned by the Company. If a subscription is rejected, funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, we will send confirmation of such acceptance to the subscriber.

Manhattan Street Capital has not investigated the desirability or advisability of investment in the shares nor approved, endorsed, or passed upon the merits of purchasing the Shares. Manhattan Street Capital is not participating as an underwriter and under no circumstance will it solicit any investment in us, recommend our securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Manhattan Street Capital is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Manhattan Street Capital’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Manhattan Street Capital’s involvement in this offering as any basis for a belief that it has done extensive due diligence. Manhattan Street Capital does not expressly or impliedly affirm the completeness or accuracy of our Form 1-A and/or Offering Circular presented to investors by us. All inquiries regarding this offering should be made directly to us.

Investors’ Tender of Funds

After the offering statement has been qualified by the SEC, the company will accept tenders of funds to purchase whole shares. No fractional shares will be sold. Prospective investors who submitted non-binding indications of interest during the “test the waters” reservation period will receive an automated message from us indicating that the Offering is open for investment. We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds is defined as a “Closing.” The funds tendered by potential investors will be held in a segregated account at Enterprise Bank and will be transferred to the company at each Closing.

The company reserves the right to reject any subscription for any reason in its sole discretion.

Process of Subscribing

After the offering statement has been qualified by the Commission, the company will accept tenders of funds to purchase shares. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds by check, wire transfer, credit or debit card or ACH transfer to the segregated account at Enterprise Bank. The funds tendered by potential investors will be held in a segregated account exclusively for the company’s benefit. Funds will be transferred to the company at each Closing.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the securities in this Offering, you should complete the following steps:

1.	Go to https://www.manhattanstreetcapital.com/golfsuites;
2.	Click on the "Invest Now" button;
3.	Complete the online investment form;
4.	Deliver funds directly by check, wire, debit card, credit card or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt;
5.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
6.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Upon confirmation that an investor’s funds have cleared, the company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement,

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the investor, without interest or deductions.

Transfer Agent

The company has also engaged Computershare, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to Computershare for the above services to be $30,000 annually.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Class A Common Stock on a best-efforts basis. As there is no minimum Offering amount, upon the clearance of any subscription to this Offering Circular, the company shall immediately deposit said proceeds into the bank account of the company and may dispose of the proceeds in accordance with the Use of Proceeds.

USE OF PROCEEDS TO ISSUER

The following discussion addresses the use of proceeds from this Offering. The company currently estimates that, at a per share price of $15.00 the net proceeds from the sale of 2,000,000 shares of Class A Common Stock will likely be $27,000,000 after deducting the estimated Offering expenses, of approximately $3,000,000 including variable costs of marketing, Manhattan Street Capital fees and other compliance fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The following table represents management’s best estimate of the uses of the net proceeds, assuming the sale of, respectively, $7,500,000, $15,000,000, $22,500,000, and $30,000,000, shares of  Common Stock offered for sale in this Offering.

During the course of the offering, the company may issue Bonus Shares as described under “Plan of Distribution.” The issuance of Bonus Shares does not affect the potential proceeds that may be received by the company.

Gross Proceeds	$7,500,000	$15,000,000	$22,500,000	$30,000,000
Estimated offering expenses (1)	750,000	1,500,000	2,250,000	3,000,000
Purchase, rebrand or renovate existing facilities	500,000	500,000	600,000	1,200,000
Construction, development and acquisition of new golf driving range and entertainment centers in the United States (not including debt financing)	1,100,000	2,800,000	2,250,000	5,400,000
GolfSuites City Club - GS City Club 1	3,000,000	6,000,000	11,100,000	12,000,000
Marketing	1,500,000	3,000,000	4,500,000	6,000,000
Operational expenses	350,000	600,000	900,000	1,200,000
Working capital (2)	300,000	600,000	900,000	1,200,000
Total Use of Proceeds	$7,500,000	$15,000,000	$22,500,000	$30,000,000

(1)	Estimated Offering expenses include legal, accounting, printing, advertising, and commissions, technology, Manhattan Street Capital fees, marketing and state notice fees and other expenses of this Offering.

(2)	Approximately 25% of gross proceeds are allocated to working capital subject to a maximum working capital amount of $750,000. The above estimates for overhead improvements and working capital are subject to change based upon the timing and amounts of gross proceeds and development timetables.

The company is still in the process of rebranding and upgrading its current facilities. For the Lubbock Facility it anticipates spending $250,000 during 2025 to finish rebranding. For the Baton Rouge Facility it anticipates spending $150,000 during 2025 to upgrade the amenities.

For the Auburn Facility it anticipates spending $8,500,00 during 2025 to construct the facility. For the St. Petersburg Facility it anticipates spending $8,500,000 during 2025 to construct the facility.

These costs incorporate expenses related land/annual lease; zoning; architects, designers and engineers; construction and training employees. The company may also buy existing facilities to re-brand. The cost for that will be variable based on the condition and the size of the facility. The company may also finance the construction with mortgage financing. See “Management Discussion and Analysis – Plan of Operations.”

The company reserves the right to change the above use of proceeds if management believes it is in the best interest of the company.

THE COMPANY’S BUSINESS

Overview

GolfSuites 1, Inc. owns, leases and operates outdoor golf driving range entertainment centers. In addition, the company intends to develop indoor entertainment venues that provide access to golf simulators. The outdoor entertainment centers and indoor venues aim to provide next generation hospitality and dining venues, high tech gamified golf, either on the ranges or within the simulators, in climate-controlled suites, live entertainment, and spaces for both social and corporate functions.

Below are our three main premier entertainment facility concepts:

•	GolfSuites: 40-bay outdoor driving ranges.

•	GolfSuites 19th Hole: indoor casual simulator lounges.

•	GolfSuites City Club 1: indoor upscale simulator lounges.

As of March 11, 2025, the company owns and/or operates the following subsidiaries.

●	The company owns 100% of GolfSuites Lubbock, LLC (“GolfSuites Lubbock”) facility which operates and owns a facility in Lubbock, Texas (“Lubbock”). The land where the Lubbock is located is leased from a third party.

●	The company owns 50% interest and manages GolfSuites Baton Rouge, LLC facility (“GolfSuites Baton Rouge”), which owns and operates a facility in Baton Rouge, Louisiana (“Baton Rouge”). A private investor owns the remaining 50% interest in GolfSuites Baton Rouge.

●	Similarly, the company owns a 50% interest and manages GolfSuites Madison, LLC (“GolfSuites Madison”) which owns property in Madison, Mississippi. The development of the GolfSuites Madison site has been discontinued, and the company is seeking a buyer for the site. A private investor owns the remaining 50% interest in GolfSuites Madison.

●	The company owns 100% of Gulf Suites Auburn, LLC (“GolfSuites Auburn”) which owns property in Auburn, Alabama. This property was purchased on August 18, 2023 and is not yet operational.

●	The company owns 100% of GolfSuites City Club 1, LLC (“GolfSuites City Club 1”) which has leased property in Tampa Florida and is not yet operational.

●	The company owns 100% of GolfSuites Franchising, LLC (f/k/a AllPlayVentures, LLC) formed for purpose of franchising one or all three of our premier entertainment concepts.

GolfSuites’ auditor has issued a “going concern” opinion on their financial statements, which means the company may not be able to succeed as a business without additional financing; see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity” and “Risk Factors” for more information.

The Facilities

Below are statistics related to each operational outdoor multi-floor facility.

	LUBBOCK FACILITY	BATON ROUGE FACILITY	AUBURN FACILITY*
ENTERTAINMENT AMENITIES	60 golf suites.	40 golf suites.	40 golf suites
	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites will open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.
	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.
HOSPITALITY AMENITIES	2 restaurants and 2 bars.	1 restaurant and 1 bar.	1 restaurant and 1 bar.
OPERATIONAL STATISTICS	Multi-floor facility.	Single floor facility.	Single floor facility.
	Average weekly guests: Approximately 2,500 since August 2020 to present.	Average weekly guests: Approximately 500 since June 2022 to present.	Average weekly guests: *not yet developed

*Not yet operational. The approximately 10 acre site was purchased on August 18, 2023. Total development costs for this facility are expected to be approximately $9,500,000. The company intends to have this facility operational by September 2025.

Below are statistics related to our planned indoor GolfSuites City Club 1.

GOLFSUITES CITY CLUB 1 FACILTY*
ENTERTAINMENT AMENITIES	9 indoor simulation lounges

These simulators open up to a screen that illustrates various golf facilities around the world. Private lessons are available.
HOSPITALITY AMENITIES	1 bar and 1 restaurant area with indoor seating, together with an outdoor dining area.
OPERATIONAL STATISTICS	N/A*

*Not yet operational. On September 15, 2023, GolfSuites formed GolfSuites City Club 1for the purpose of leasing a site in downtown St. Petersburg, Florida. On September 21, 2023, the company entered into a five year lease on the property. Total development costs for this facility are expected to be approximately $9,800,000. GolfSuites City Club 1 will be GolfSuites’ first GolfSuites City Club.

To date, revenues have come from the following activities:

●	Driving range suite rentals.

●	Special events sales.

●	Food and beverage sales.

●	Coaching and instruction services.

●	Retail sales.

The company collects revenue upon sale of an item (including: membership sales, food and beverage sales, apparel etc.) and recognize the revenue when the sale is made. Cost of revenues for the company includes the cost of food, beverages, liquor, wine and beer sold to customers. Operating expenses currently consist of advertising and marketing expenses and general administrative expenses.

Current Facilities

Currently, the company operates two facilities. The Lubbock Facility and the Baton Rouge Facility.

The Lubbock Facility: Overview

The Lubbock Facility is located at 6909 Marsha Sharp Fwy, Lubbock, Texas 79407. The company believes the most appealing characteristics of the Lubbock Facility to be:

●	It is a mid-size venue with a driving range.

●	It is an entertainment facility, show casing live entertainment, gamified golf and various games such as pinball, pool and corn hole. It is also prides itself on its local chef inspired menus, craft cocktails and full-service restaurants.

●	It is located in a metropolitan area with a mid-size population.

●	Multiple university communities are a short distance away (less than ten miles).

●	There is an established millennial population within the area which fosters a trade market.

●	It is less than one mile to major highways, interstate access other large entertainment facilities, restaurant and recreational attractions.

The Lubbock Facility: Lease Agreement

The Lubbock Facility is owned by the company and the land on which it is located is leased by the company.

●	The lease agreement related to the land on which the facility is on is for a term of 20 years, terminating October 31, 2038. The beginning monthly rent is $13,000 annually and increases by 2% every year thereafter. The lease includes twenty 5-year options for renewal.

The Baton Rouge Facility: Overview

The Baton Rouge Facility, located at 8181 Siegen Lane, Baton Rouge, Louisiana. The company believes the most appealing characteristics of the Baton Rouge Facility to be:

●	It is a mid-size venue consisting of approximately 40 bays and a driving range.

●	It is an entertainment facility, show casing live entertainment, gamified golf and various games such as pinball, pool and corn hole. It is also prides itself on its local chef inspired menus, craft cocktails and full-service restaurants.

●	It is located in a metropolitan area with a mid-size population.

●	Multiple university communities are a short distance away (less than ten miles).

●	There is an established millennial population within the area which fosters a trade market.

●	It is less than one mile to major highways, interstate access other large entertainment facilities, restaurant and recreational attractions.

The re-branding and upgrading of the facility was completed during 2022.

The Baton Rouge Facility: Lease Agreement

●	The term of the Baton Rouge Facility lease agreement is 5 years; however the company has the option to extend the lease for 2 periods of 5 years.

●	Annual base lease payments range from $15,000, for the first year, $39,600 for the second year and $60,000 for years 3-5. The company is currently paying $30,000 a year.

Future Larger Outdoor Facilities

Over the next year the company intends to: (i) continue to source existing facilities, and (ii) purchase land for future facilities where such opportunities exist.

On August 18, 2023 GolfSuites Auburn purchased 10 acres located in Opelika, Alabama, near Auburn University.  The funding was provided by the company’s Regulation A share sales, private equity investment, advances from GolfSuites, Inc., positive operating cash flows from existing operations, and $840,000 of mortgage financing. Total development costs for this facility are expected to be approximately $9,500,000.  GolfSuites Auburn intends to do the following with the property:

●	Build a 40 bay facility.

●	Each suite will open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.

●	Private lessons will be available. Guest can also play pinball, pool and corn hole.

●	1 restaurant will be onsite.

●	1 bar will be onsite.

The company expects that the Auburn Facility will be operational by September 2025.

Further, the company is currently sourcing future facilities that will likely have the following characteristics:

●	Mid-size venue consisting of approximately 40 bays and a driving range.

●	It is an entertainment facility, show casing live entertainment, gamified golf and various games such as pinball, pool and corn hole. It is also prides itself on its local chef inspired menus, craft cocktails and full-service restaurants.

●	It is located in a metropolitan area with a mid-size population.

●	Multiple university communities are a short distance away (less than ten miles).

●	There is an established millennial population within the area which fosters a trade market.

●	It is less than one mile to major highways, interstate access other large entertainment facilities, restaurant and recreational attractions.

Sourcing Larger Outdoor Facilities

When contemplating leasing already existing facilities, purchasing existing facilities, or building a facility from the ground up the company looks as the following factors to determine whether the project is suited for the company:

•	Location and size of each future facility.

•	Large and mid-size populations within metropolitan areas.

•	University communities with populations of at least 100,000.

•	Local millennial populations.

•	The proximity to major highway, interstate access other large entertainment facilities, restaurant, and recreational attractions.

•	Ongoing growth trends in the selected area.

•	Proximity of select population bases including: university students, types of housing developments and employment rates.

•	Whether a local government is cooperative and favors the development of leisure facilities.

•	Cost of land.

•	Availability and potential threat of competitor facilities within the vicinity.

•	Favorable mortgage/lender terms and relationships.

Financing Facilities

The company intends to lease and/or purchase already existing facilities with a combination of the following:

•	The proceeds of the Regulation A Offering.

•	Funds advanced to GolfSuites by GolfSuites, Inc. (the “Parent Company”).

•	Mortgage financing provided by banks, private equity funds, lending-REITs and/or other financial institutions.

The company intends to purchase land to begin the construction of facilities with a combination of the following:

•	The proceeds of the Regulation A Offering.

•	Funds advanced to GolfSuites by the Parent Company.

•	Mortgage financing provided by banks, private equity funds, lending-REITs and/or other financial institutions.

Future GolfSuites City Club 1 and GolfSuites 19th Hole Facilities

The company intends to develop golf driving range simulator lounges under the brand name GolfSuites City Clubs. The company believes that through the premium experience of golf play, food and beverage and music, GolfSuites City Clubs are intended to inspire people of all ages and skill levels to come together for playful competition and entertainment. The goal of GolfSuites City Clubs is to combine a simulated golfing experience with a luxurious atmosphere of hospitality and entertainment. Each GolfSuites City Club will likely feature a large screen with a variety of multi-sport games, HDTVs, comfortable lounge seating and food and beverage offerings.

The company intends for GolfSuites City Clubs to offer daily, monthly or annual membership options. It is likely that membership packages and daily rates will be specific to each venue. These locations are focused on higher income urban areas.

The company also intends to develop golf driving range simulator lounges under the brand name GolfSuites 19th Hole. While similar to the GolfSuites City Clubs with the simulated golf play, food, beverage, and music, it is intended to be located in more suburban locations that could fit within shopping center locations or other similar commercial locations in highly residential areas that appeal to families seeking food and entertainment options. It is not anticipated that GolfSuites 19th Hole locations will have membership options.

On September 15, 2023, GolfSuites formed GolfSuites City Club 1 for the purpose of leasing a site in downtown St. Petersburg, Florida. On September 21, 2023, the company entered into a five year lease on the property. GolfSuites City Club 1 will be GolfSuites’ first GolfSuites City Club. A GolfSuites City Clubs will typically include the following characteristics:

•	located in an urban facility,

•	various membership options,

•	a focused restaurant concept specializing in food and beverage service and

•	operate 5-20 golf simulator lounges (individually a “GolfSuites City Club”).

Sourcing GolfSuites City Clubs and GolfSuites 19th Hole Facilities

The company intends to use similar criteria for sourcing the GolfSuites City Clubs and GolfSuites 19th Holes. Specifically, when contemplating any of the following: (i) leasing existing facilities, (ii) entering existing structures and building them out, or (iii)  building a facility from the ground up, the company looks as the following factors to determine whether the project is suited for the company’s business objectives:

•	Location and size of each future facility.

•	Large and mid-size populations within metropolitan areas.

•	University communities with populations of at least 100,000.

•	Local millennial populations.

•	The proximity to major highway, interstate access other large entertainment facilities, restaurant, and recreational attractions.

•	Ongoing growth trends in the selected area.

•	Proximity of select population bases including: university students, types of housing developments and employment rates.

•	Whether a local government is cooperative and favors the development of leisure facilities.

•	Availability and potential threat of competitor facilities within the vicinity.

•	Favorable mortgage/lender terms and relationships.

Financing GolfSuites City Clubs and GolfSuites 19th Hole Facilities

•	The proceeds of this Regulation A Offering.

•	Funds advanced to GolfSuites by the Parent Company.

Future GolfSuites Franchise Locations

The company intends to develop a franchise business. GolfSuites 1, Inc., has formed GolfSuites Franchising, LLC, in April 2024, for the purpose of developing a franchise model for the eventual sale of franchise licenses to independent owner operators. The initial franchise model is for the GolfSuites 19th Hole brand, but may also include GolfSuites driving ranges, and GolfSuites City Clubs. The company is in the early stages of developing the franchise business and has not yet determined its business plan, look, feel or build out requirements of the GolfSuites 19th Hole franchise locations.

Management of all Facilities

The Parent Company oversees the management of all of the company’s locations and will oversee the management of all future locations. We intend that all the facilities will operate similar to our current facilities, where the company and/or its subsidiaries employ management teams and staff to operate each facility whether it is leased facility, owned facility, or built from the ground up.

Market Sector

The company participates in the recreational sporting and entertainment facilities market. The company believes this market to be young, fast-growing and under-served. This market overlaps three growing, highly profitable markets: the golf market, the recreation/sporting entertainment sector and the food and beverage portion of the hospitality industry. The company competes for revenues from customer spending in each of these three sectors.

The company believes that the food and beverage sales at GolfSuites City Clubs and GolfSuites 19th Hole will be responsible for a large percentage of total revenue. Accordingly, GolfSuites City Clubs and GolfSuites 19th Hole will further compete with the food and beverage portion of the hospitality industry.

Target Audience

Outdoor facilities have five primary target audiences:

●	Families looking for a fun experience for their kids and friends.

●	Experience Seekers, Millennials, Gen-Xers, Boomers seeking unique, fun night/weekend entertainment.

●	Recreational and avid golfers.

●	Businesses wanting team building, business gatherings, incentive rewards and corporate event venues with food and entertainment.

●	Get together/Fundraiser planners looking for unique locations for parties, celebrations and fund-raising events.

GolfSuites City Clubs have four primary target audiences:

●	Affluent and well-informed individuals.

●	Business executives.

●	Tech-aware young professionals.

●	Trend-setting individuals, from shoppers to connected influencers.

GolfSuites 19th Hole have 3 primary target audiences:

●	Families looking for a fun experience for their kids and friends.

●	Experience Seekers, Millennials, Gen-Xers, Boomers seeking unique, fun night/weekend entertainment.

●	Recreational and avid golfers.

Management Services from GolfSuites

GolfSuites entered into a management services agreement with the Parent Company effective as of August 12, 2019 (the “Management Services Agreement”). Under that agreement, The Parent Company will manage the company and allow the company to use certain intellectual property and business concepts. The company will incur direct capitalized costs and overhead expenses.

Some direct capitalized costs and overhead expenses will be paid by the company directly (e.g., salaries, board of director and board of advisor fees, employee benefits, and general administrative costs) while other capitalized costs and overhead expenses will be paid by the Parent Company and then reimbursed by the company (e.g., architectural costs, engineering, land, zoning and permitting and other costs directly related to assets belonging to the company).

In addition, the company pays the Parent Company monthly management fees as follows:

●	Operating facilities: 4% of gross operating revenues once facilities are opened.

o	Parent Company shall calculate 4% of gross revenue amount of the immediate past month, and the Parent Company shall invoice the company for the specific management fee amount on a monthly basis.

●	Facilities that are not operational: 3% of all-in development costs.

o	The “in-development costs” shall be calculated as the total amount of the hard and soft development costs, which include, but are not limited to, the total costs of land, development and entitlement costs, all construction costs, engineering and design costs, and contractor fees (the “In-Development Costs”) paid by the company in the immediate past month. The Parent Company shall invoice the company for the specific management fee amount on a monthly basis.

The Tulsa Facility, the Lubbock Facility and the Baton Rouge Facility are considered operating facilities during the period under discussion. During the period ended December 31, 2024 and December 31, 2023, the company paid management fees of approximately $245,000 and $344,533.

The initial term of the Management Services Agreement is for ten years. Upon expiration of the agreement, it will automatically renew for another two years. Either party can terminate the agreement provided 120 days written notice has been given to the other party. The Management Services Agreement may also be terminated upon certain events of default, including but not limited to, material breaches of the agreement and also if one party files for bankruptcy or otherwise liquidates.

In the event the Parent Company were to file for bankruptcy or otherwise liquidate, the company would have to seek another provider of management services or make arrangements for such services to be provided in-house, including the hiring of additional personnel.

For additional information please see the Management Services Agreement, which is an exhibit to the Offering Statement of which this Offering Circular form a part.

Competition

Direct competitors

The company’s largest competitor in this emerging market for outdoor entertainment venues and indoor golf simulator lounges is TopGolf. As of December 2024, there are approximately 71 TopGolf locations in the United States and approximately 75-100 TopGolf Swing Suites.  TopGolf’s first facilities were developed less than 20 years ago, and according to public reporting TopGolf intends to add new venues annually.

Indirect competitors: Outdoor entertainment venues

Other competitors for outdoor entertainment venues:

●	National chains, including DriveShack and Big Shots.

●	Sports-themed entertainment facilities with food and beverage offerings that revolve around other sports including, but not limited to bowling, ping pong, baseball, NASCAR, etc.

o	These include PINS Mechanical, Main Event (40+ locations), Lucky Strike, Bowl More, iDrive NASCAR, iFly, and Dave & Buster’s.

●	New entertainment themed centers are being developed within the US that merge retail, food and beverage, entertainment and hospitality into single, tightly packed mixed-use destinations of 1-3 million square feet.

o	These new developments include American Dream (Miami) and American Dream (NYC), as well as numerous other smaller developments throughout the US.

o	Facilities like these typically include entertainment amenities such as water parks, skydiving, surfing, ice-rinks, drive-in movie theatres, hybrid golf facilities, miniature golf, theme parks, observation wheels, climbing walls, X4D movie theatres, and aquariums.

●	Local and regional entertainment facilities.

Indirect competitors: GolfSuites City Clubs and GolfSuites 19th Hole

Other competitors for GolfSuites City Clubs and GolfSuites 19th Hole include:

●	Sports-themed entertainment facilities with food and beverage offerings that revolve around other sports including, but not limited to bowling, ping pong, baseball, NASCAR, etc.

o	These include Lucky Strike, Bowl More, and Dave & Buster’s.

●	Local and regional indoor entertainment facilities.

●	National chains, including Birdie Club Indoor Golf and The Par Pub.

●	Local restaurants and bars providing similar hospitality and dining experiences.

Advisory and Marketing Agreement

On October 31, 2023 the company and KHBH, LLC (“KHBH”) entered into an Advisory and Marketing Agreement. Pursuant to this agreement KHBH will provide consulting services on development, marketing, management and distribution of goods and services.

The company shall pay KHBH the following:

•	A monthly fee of $7,500.

•	10% of the Class B Common Stock in exchange for $18.

o	Acquire 900,000 shares of Class B Common Stock on October 31, 2023.

o	Acquire an additional 900,000 shares of Class B Common Stock on October 31, 2024.

Employees

The company does not have any full-time or part-time employees. The Lubbock Facility, and Baton Rouge Facility currently employ approximately 280 employees  in the following roles: restaurant service, marketing, management, facilities management, event sales, golf instruction and retail.

In addition, the Parent Company employs eight individuals, all of whom spend up to half of their time working on matters related to the company and various related entities. The amount of time that an employee of the Parent Company will dedicate to GolfSuites will vary from week to week depending on the current needs of the company.

Regulation

Currently, the company has obtained a state liquor license in Texas for the Lubbock Facility. The company has also obtained a liquor license for the Baton Rogue Facility. In addition to the liquor licenses, certain other licenses that may be required for the company’s planned operations include:

●	State liquor license.

●	State reuse/resale tax for products including but not limited to golf clubs, and apparel.

●	County resale tax certificate.

●	“Doing Business As” certificates for applicable states.

●	Health department and food service license for each facility.

●	Elevator and Fire department certifications required annually.

Intellectual Property

The Parent Company has filed the following name trademarks and GolfSuites intends to enter into a license agreement with the Parent Company for use of the following  trademarks:

●	GolfSuites

●	Off The Deck

●	FirstCut

●	GolfSuites City Club

Litigation

The company has three lawsuits filed against it. See below for additional information:

●	Lawsuit filed by shareholders of the Parent Company in the amount of $220,000.

●	Lawsuit filed by shareholders of the Parent Company in the amount of $85,000.

●	Lawsuit filed by a joint venture partner in GolfSuites Baton Rouge and GolfSuites Madison.

These amounts are guaranteed to the shareholders by the company’s chairman, Gerald Ellenburg. Mr. Ellenburg has issued an indemnification to the company for full payment of these obligations. The balances are included in Advances from Shareholders of GolfSuites, Inc., reflected on the balance sheet.

We believe the lawsuit filed by the joint venture partner is not relative to any finite or obligatory amount. It is a suit based on the joint venture partners assertions of misrepresentations he/she feels were made by the company for the investments he made. Settlement discussions are ongoing along with a pending sale of the land owned by GolfSuites Madison, LLC. We believe this anticipated sale along with capital that the company plans to contribute should satisfactorily liquidate this partner and the company will result as the sole owner of GolfSuites Baton Rouge, LLC and GolfSuites Madison, LLC.

Tulsa Facility

Tulsa had been in a legal dispute with the owner of the facility it leased since late 2019. This dispute has been centered around faulty physical plant conditions that the company feels were not disclosed at the time the lease was executed. The company attempted to acquire the facility in 2020 and early 2021 but was unable to consummate a transaction with the owner. As discussions ensued over a solution to the large capital outlays needed to remedy the faulty conditions – primarily faulty turf across approximately 10 acres of open field, estimated to cost $2 million to re-construct – certain lease payments were withheld to offset the anticipated cost of re-construction. Because the facility is owned by a sovereign Native American Tribe, disputes such as this one were governed under tribal law; the lease also requires following tribal law. The company took legal action against the owner in late 2023 to enforce some mechanism of fixing the facility, and that legal action ended with judgments against the company, leaving us with the option of spending more than $2 million to fix the facility or simply vacating it. Additionally, disputes later arose around the language pertaining to participating rent / sharing of profits at the facility. The facility owner posited that additional rent was due given their interpretation of the lease terms, to which the company has been diametrically opposed.

Given these circumstances, Management decided on April 23, 2024, given the position of the tribal court and the prohibitive cost of appealing the court decision, to simply close the location. While revenues from Tulsa accounted for almost half of annual revenue, it posted a material loss for 2023; such losses would continue, given our inability to work out a solution to the faulty facility and our inability to come to agreement on ultimate lease terms. Management’s decision was based on discontinuing Tulsa operating losses while concurrently avoiding a $2 million plus capital expenditure. Management determined that capital would be better expended on the new facilities the company is currently developing.

THE COMPANY’S PROPERTY

●	Baton Rouge Facility:

o	The company has entered into one lease agreement for the property located at 8181 Siegen Lane, Baton Rouge, Louisiana.

●	Lubbock Facility:

o	The company owns the facility located at 6909 Marsha Sharp Fwy, Lubbock, Texas. The company leases the property at 6909 Marsha Sharp Fwy, Lubbock, Texas.

●	Auburn Facility:

o	The company owns the property, and is developing the facility, located at 1655 Capps Landing, Opelika, Alabama.

●	GolfSuites City Club 1 Facility

o	The company leases the property and is developing the facility, located at 123 4th Ave., St. Petersburg, Florida.

CONFLICTS OF INTEREST

The company is subject to various conflicts of interest arising out of its relationship with the Parent Company. The company discusses these conflicts below.

General

The Parent Company currently holds 90% of the issued Class B Common Stock of GolfSuites. The Parent Company is also affiliated with ERC Communities, Inc, f/k/a ERC HomeBuilders, Inc, and its related entities (collectively, the “ERC Entities”). The ERC Entities focus on the development and sale of a built-for rent properties in the United States. Gerald Ellenburg is the CEO for The Parent Company, the company and the ERC Entities (the “Affiliated Executives”).

These Affiliated Executives have legal obligations with respect to the Parent Company and the ERC Entities that are similar to their obligations to the company. In the future, these persons and other affiliates of the Parent Company and the ERC Entities may organize and or acquire for their own account, entertainment and hospitality facilities that may have been suitable for GolfSuites.

Allocation of GolfSuites Affiliates’ Time

Currently, the Lubbock Facility relies on Ryan Koenig to run the day-to day operations of the facilities. However, the company continues to rely on the Parent Company’s executive officers and other professionals who act on behalf of the Parent Company, for the day-to-day operation of its business, including sourcing locations, developing and/or sourcing future facilities, and capital raising. As the business matures, the company’s intent is to develop its own management team to take over the day-to-day operations of business. Until that occurs and as a result of the Affiliated Executives competing responsibilities, their obligations to other investors and the fact that they will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time to GolfSuites and other entities and other business activities in which they are involved.

Receipt of Fees and Other Compensation by the Parent Company and its Affiliates

The Parent Company and its affiliates will receive substantial fees from the company, which fees will not be negotiated at arm’s length. These fees could influence the Parent Company’s advice to the company as well as the judgment of the Affiliated Executives of the Parent Company. For additional information see “The Company’s Business – Management Services from the Parent Company” for conflicts relating to the payments between the Parent Company and GolfSuites.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

GolfSuites 1, Inc. owns, leases and operates outdoor golf driving range entertainment centers. In addition, the company intends to develop indoor entertainment venues that provide access to golf simulators. The outdoor entertainment centers and indoor venues aim to provide next generation hospitality and dining venues, high tech gamified golf, either on the ranges or within the simulators, in climate-controlled suites, live entertainment, and spaces for both social and corporate functions.

Below are our three main premier entertainment facility concepts:

•	GolfSuites: 40-bay outdoor driving ranges.

•	GolfSuites 19th Hole: indoor casual simulator lounges.

•	GolfSuites City Club: indoor upscale simulator lounges.

The accompanying financial statements have been prepared on a going concern basis which means the company may not be able to succeed as a business without additional financing; see “Going Concern” for more information.

Results of Operations

Six month period ended June 30, 2024 compared with the six month period ended June 30, 2023

For the six months ended June 30, 2024 (“Interim 2024”) the company had $3,793,743 in revenue compared to the six months ended June 30, 2023 (“Interim 2023”), the company had $5,502,120 in revenues, a $1,708,377 (or 31%) decrease. The decrease in revenues is attributable to the closing of Tulsa.

The company’s cost of revenues decreased from $812,091 in Interim 2023 to $542,363, a $269,728 (or 33%) decrease. The decrease in costs of revenues was primarily related to the closing of Tulsa. Our gross profits decreased by $1,438,649 (or 31%) to $3,251,380 for Interim 2024 from $4,690,029 for Interim 2023. Our gross margins increased to 86% in Interim 2024 from 85% during Interim 2023.

Total operating expenses for Interim 2024 decreased to $3,460,749 from $4,825,472 for Interim 2023, a $1,364,723 (or 28%) increase. The primary drivers of the include the following:

●	A decrease of approximately $480,000 in operational salaries; $305,000 related to the closing of the Tulsa site; and $175,000 in efficiencies at the Lubbock and Baton Rouge facilities.

●	A decrease of approximately $114,000 in employee benefits and taxes. $20,000 of the decrease relates to Tulsa, and the remainder is from Lubbock and Baton Rouge.

●	A decrease of approximately $60,000 in equipment and repairs related to the Tulsa facility.

●	A decrease of approximately $90,000 in utilities and telephone, related to the Tulsa facility.

●	A decrease of approximately $50,000 in credit card fees, of which $41,000 relates to Tulsa and the remainder related to the lower level of sales at Lubbock.

●	A decrease of approximately $50,000 in property and local taxes related to the Tulsa facility.

●	A decrease of approximately $300,000 in other selling, general and administrative. $137,000 of the decrease relates to Tulsa and the remainder of the decrease relates to operational efficiencies implemented at Lubbock and Baton Rouge

In Interim 2023, the company recorded an employee retention credit (related to COVID-19 programs) of $475,547. There was no corresponding retention credit during Interim 2024.

The company records other income (expense) for interest expenses (related to its loans and mortgages), discontinued operations (related to the Tulsa closure), and miscellaneous other income (expense). The company had net other income of $944,733 in Interim 2024 compared with net other expense in Interim 2023 of $307,575. The increase was primarily driven by the recognition of $1,308,125 related to the closure of Tulsa.

In Interim 2024 and Interim 2023, $14,669 and $333,891 of our losses, respectively, were attributable to the other owner of GolfSuites Madison and GolfSuites Baton Rouge.

As a result of the foregoing, the company generated net income for Interim 2024 in the amount of $750,033 compared to $366,420 for Interim 2023 an increase of $277,353 (or 100%).

Fiscal year ended December 31, 2023 compared with the fiscal year December 31, 2022

For the year ended December 31, 2023 the company had $9,950,735 in revenue compared to $9,071,791 in revenue for the year ended December 31, 2022, a $878,944 (or 1%) increase. The increase in revenues is attributable to increased management oversight of expanded food and beverage offerings and increased prices, improved sales performance incentives (e.g., continual contests for the sales team).

The company’s cost of revenues were stable. There was a slight increase to $1,488,895 during the year ended December 31, 2023 from $1,469,968 for the year ended December 31, 2022. The increase in costs of revenues was primarily related to the increase in revenues as well as higher costs of materials.

Total operating expenses for the period ended December 31, 2023 increased to $10,593,195 from $9,034,810 for the year ended December 31, 2022, a $1,558,385 (or 17.3%) increase. The major components in the increase in expenses were:

•	A $1,831,870 (or 51%) increase in operating expenses attributable to Tulsa due to accrual of lease obligations to the facility owner with which the company is not in agreement, and is likely to pursue legal action.

•	A $105,035 (or 9%) increase in operating expenses attributable to Baton Rouge due to standard inflationary operating increases in addition to major drainage repairs and maintenance for the turf.

•	A $150,454 (or 4%) decrease in operating expenses attributable to Lubbock due to a focus on cost containment.

•	A $228,066 (or 38%) decrease in operating expenses at the company level due to a reduction in professional fees.

The company records other income (expense) for depreciation and amortization (related to its facilities and equipment), interest expenses (related to its loans and mortgages), certain costs related to its capital raises under Regulation A and Regulation D and loan forgiveness. The company had net other expense of $500,646 for the period ended December 31, 2023 compared with net other expense for the period ended December 31, 2022 of $623,969.

The company had losses associated with both its joint ventures and the losses attributable to the minority interest shares were $453,107 and $871,405 for the period ended December 31, 2023 and December 31, 2022 respectively.

As a result of the foregoing, the company generated net loss for the period ended December 31, 2023 in the amount of $1,704,347 and $1,185,551 for the period ended December 31, 2022.

Liquidity and Capital Resources

Six month period ended June 30, 2024 compared with the six month period ended June 30, 2023

The following table summarizes, for the periods indicated, selected items in our condensed Statements of Cash Flows:

	Six Months ended June 30,
	2024	2023	$ Change
Net cash provided by (used in) operating activities	$(709,872)	$600,167	$(1,310,039)
Net cash used in investing activities	$(1,162,856)	$(757,946)	$(405,910)
Net cash provided by financing activities	$1,260,983	$189,316	$1,071,667

Cash used in operating activities for Interim 2024 was $709,872 compared to $600,167 in cash provided by operating activities for Interim 2023. The increase in cash used relates to accounting for Tulsa as a discontinued operation, as well as advances to GolfSuites, Inc. (our “Parent Company”).

As of June 30, 2024 the company advanced funds to our Parent Company totaling $800,840 compared to $56,686 as of June 30, 2023. These advances bear interest at 12% and will be collected when the advances are paid (expected in the first half of 2025).

Cash used in investing activities for Interim 2024 was $1,162,856 compared to $757,946 for Interim 2023. During Interim 2024 the company capitalized costs related to the development of Auburn and GolfSuites City Club 1.

Cash provided by financing activities was $1,260,983 for Interim 2024, compared to cash provided of $189,316 for Interim 2023. Interim 2024 reflected $600,000 in proceeds from notes payable that did not occur during Interim 2023, as well as proceeds from the issuance of common and preferred stock in Interim 2024 of $1,661,000 compared to $1,350,000 in Interim 2023.

Fiscal year ended December 31, 2023 compared with the fiscal year December 31, 2022

The following table summarizes, for the periods indicated, selected items in our condensed Statements of Cash Flows:

	Year ended December 31,
	2023	2022	$ Change
Net cash provided by operating activities	$514,146	$62,516	$451,630
Net cash used in investing activities	$(9,869,495)	$(4,110,391)	$(5,759,104)
Net cash provided by financing activities	$9,932,839	$3,601,173	$6,331,666

Cash provided by operating activities for the year ended December 31,2023 was $514,146 compared to $62,516 for the period ended December 31, 2022. The increase was primarily comprised of the impact of working capital changes on the net cash position.

Cash used in investing activities for the year ended December 31, 2023 was $9,869,495 compared to $4,110,391, for the period ended December 31, 2022. In 2023, the company used $2,138,451for property and equipment, and $7,731,044 the lease capitalization of GolfSuites City Club 1, LLC.

Cash provided by financing activities was $9,932,839 for the year ended December 31, 2023, compared to cash provided of $3,601,173 for the year ended December 31, 2022. During 2023, we the company sold common and preferred shares totaling $1,837,861, took on liabilities of a net $818,488, and a capitalized lease liability of $7,717,332, and $440,842 for primarily Offering costs and dividend payments.

Capital Resources

As of March 11, 2025, the company had cash on hand of approximately $46,000.  Since inception, our activities have been funded from our revenues, cash advances from our Parent Company and management as well as funds raised in the company’s offerings under Regulation A as well as revenues from our operational facilities. With the closing of the Tulsa Facility our cash and cash equivalents has decreased.

The company is looking to raise funds in order to grow and to effectuate its plans for growth described in the Offering circular.  Further, the company's operations are cyclical and could be dependent on events such as the weather, the company has and will continue to seek short term financing.  As disclosed in our Offering document and our recent filings, the company plans to continue to try to raise additional capital through: (i) additional offerings (ii) mortgage financing and (iii) revenues from Lubbock and Baton Rouge. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

Indebtedness

Advances from our Parent Company and its Shareholders

The company has received working capital from GolfSuites, Inc. to cover expenses and costs while preparing for the securities Offering. The total of these previously advanced funds was converted to Additional Paid-in Capital in 2023 and 2022 (see Note 7 in the financial statements).

In addition, the company received advances from shareholders of the Parent Company. The balance of these Parent Company shareholder advances totaled $250,517 as of June 30, 2024, December 31, 2023 and June 30, 2023. These advances are recorded as liabilities of the company. The company makes monthly 12% interest payments on these advances which mature June 30, 2025.

The company notes that these agreements are between related parties. Therefore, there is no guarantee that rates or terms are commensurate with arm’s-length arrangements.

Minority Interest

In addition, the company notes that the GolfSuites Madison property is listed for sale. The GolfSuites Madison and GolfSuites Baton Rouge subsidiaries have the same third-party investor. Under an agreement with that investor, upon consummation of a sale of that property, that investor should receive:

●	All money invested by them which totals $1,712,000.

●	Any preferred returns that have not been paid, will be paid.

●	Any remaining cash will be paid to the individual investor to offset the balance owed to him on the principal and preferred return, which includes any payments owed under GolfSuites Baton Rouge as well.

We note these amounts will likely exceed the approximately $210,000 accounted for as “Minority interest in consolidating subsidiaries” currently reflected on the company’s balance sheet. For additional details, see “Note 2 – Summary of Significant Accounting Policies – Minority Interest” as well as GolfSuites Madison, LLC column in the consolidated balance sheet as well as the related operating agreements for GolfSuites Madison and GolfSuites Baton Rouge and the joint amendments attached to this report as Exhibits 6.9, 6.10 and 6.11.

Notes Payable and Lease Obligations

Notes payable consists of the following debt instruments as of June 30, 2024, December 31, 2023, and June 30, 2023.

Lubbock Facility

●	The company took over a construction loan with First United Bank, with an interest rate of 4%. As of Interim 2024, the company recorded $5,717,080 in liabilities for this mortgage; the mortgage was secured by a third-party guarantor. The note includes a balloon payment due September 2024. As of December 13, 2024 the balloon payment totaling, $5,683,680 has not yet been paid. The company intends to renegotiate the terms of the loans with the lender.

●	The company took over the Amended and Restated Ground Lease, executed on October 30, 2018, for a 5-year term. The beginning monthly rent is $13,000 annually and increases by 2% every year thereafter. The lease includes three 5-year options for renewal, which extends the lease termination date to 2038

●	The company took over a lease with Hub City Main Street Investments, LLC. The lease provides for a 5-year term with monthly payments of $2,500. This lease is often referred to as a nuisance lease as it is with the owner of the adjacent property owner because golf balls were going over the net surrounding the driving range and landing on the adjacent property. The lease expired on August 29, 2023.

Note Payable Secured by receipts of Lubbock

●	The original amount borrowed was $300,000 and the total to be repaid is $420,000. Payments are made weekly at a rate of 16% of receipts. The balance outstanding at Interim 2024 is $224,199.

Baton Rouge Facility

●	On February 9, 2021, the company entered into a lease agreement for an approximate 18-acre existing driving range located at 8181 Siegen Lane, Baton Rouge, Louisiana (the “Baton Rouge Facility”) and has a term of five years. The lease commenced on March 1, 2021. As of Interim 2024, the company recorded $675,058 in liabilities for this lease.

Madison Facility

●	The mortgage related to the acquisition of Madison land totaled $1,125,000, and that balance is outstanding at Interim 2024. The interest rate is 13%, with the balance due May 31, 2025.

Auburn Facility

●	The mortgage related to the acquisition of the Auburn land totaled $160,000 and the balance is outstanding at Interim 2024. The interest rate is 18%. The note matured on October 1, 2024. The company is continuing to make payments, is currently in discussion with the noteholder, and plans to repay loan with proceeds from the Regulation A Offering.

●	The mortgage related to the acquisition of the Auburn land totaled $680,000 and the balance is outstanding at Interim 2024. The interest rate is 15%. The note matured on October 1, 2024. The company is continuing to make payments, is currently in discussion with the noteholder, and plans to repay loan with proceeds from the Regulation A Offering.

Note Payable secured by credit card receivable

●	These notes do not carry a stated interest rate but a fixed amount of interest is financed at inception. The notes are due in one year or less. The total fixed interest is $145,000. The balance outstanding at Interim 2024 is $102,148.

Going Concern

The company’s auditor has issued a “going concern” opinion on their financial statements, which means the company may not be able to succeed as a business without additional financing. The company has an accumulated deficit of $7,612,626 and $5,276,699 as of December 31, 2023 and December 31, 2022, respectively, and $7,267,695 for the six months ended June 30, 2024. The company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate cash from operating activities and/or to raise additional capital to fund its operations. The company’s failure to raise additional short-term capital could have a negative impact on not only their financial condition but also their ability to remain in business.

Management is seeking to raise an additional $60,443,153 in this Offering and believes those funds will provide for the addition of new locations, additional working capital, and for repayment of various related party advances that have been used to fund operations to date.

Trends

Market Trends

GolfSuites participates in the recreational sporting and entertainment facilities market. It believes this market to be young, fast-growing and under-served. This market overlaps three growing, highly profitable markets: the golf market, the recreation/sporting entertainment sector and the food and beverage portion of the hospitality industry. GolfSuites competes for revenues from customer spending in each of these three sectors. Since money spent in those sectors is discretionary income, the company believes it is reliant on economic trends in the United States.

Tulsa Facility

As of April 23, 2024, the company closed the Tulsa facility. As reported on the financial statements for the fiscal year ended December 31, 2023, while Tulsa contributed $4,943,120 of our revenues (approximately 50%) it also contributed a disproportionate $1,176,068 of our operating net loss (69%). While the company believes that initially, it will have lower revenues, due to the operating expenses associated with this facility, the closure will prove to be an improvement to our operating results and financial health; however, there is no guarantee this will occur. Tulsa only represented a small part of the company’s business plan.

GolfSuites Madison

The company is in the process of selling the Madison land. See “ – Minority Interest” above and Legal Matters below for further details.

Legal Matters

The company has three lawsuits filed against it. See below for additional information:

●	Lawsuit filed by shareholders of the Parent Company in the amount of $220,000.

●	Lawsuit filed by shareholders of the Parent Company in the amount of $85,000.

●	Lawsuit filed by a joint venture partner in GolfSuites Baton Rouge and GolfSuites Madison.

These amounts are guaranteed to the shareholders by the company’s chairman, Gerald Ellenburg. Mr. Ellenburg has issued an indemnification to the company for full payment of these obligations. The balances are included in Advances from Shareholders of GolfSuites, Inc., reflected on the balance sheet.

We believe the lawsuit filed by the joint venture partner is not relative to any finite or obligatory amount. It is a suit based on the joint venture partners assertions of misrepresentations he/she feels were made by the company for the investments he made. Settlement discussions are ongoing along with a pending sale of the land owned by GolfSuites Madison, LLC. We believe this anticipated sale along with capital that the company plans to contribute should satisfactorily liquidate this partner and the company will result as the sole owner of GolfSuites Baton Rouge, LLC and GolfSuites Madison, LLC.

Capital Advisor Agreements and Advertiser Share Sales

The company is party to seven capital advisor, marketing, and financial consulting agreements with:

●	Sienna Capital Partners, mortgage bankers for construction and permanent mortgage debt (since 2021).

●	Domani Capital, LLC, equity capital advisors.

●	Wallachbeth Capital, LLC, equity capital advisors.

●	Kelson Capital, LLC, equity capital advisors.

●	Genesis Capital, debt providers.

Domani Capital, LLC was paid $71,600 from January 1, 2024 through June 30, 2024. All other advisors are to be paid on a “success – fee” basis and have not been paid any fees during this same time period.

KHBH, LLC a Kevin Harrington TV affiliate, acquired 900,000 Class B common shares, at par, from GS during the first quarter of 2024. Kevin Harrington TV advises the company on marketing, internet, social media, and public relations. Mr. Harrington is a paid advertiser for Reg A share sales.

Business – Next 12 Months

The company continues to build on its business plan in the creation of a golf entertainment brand and notes the following other  trends:

●	Continuation of the operations of Lubbock and Baton Rouge facilities.

●	Approximate $150,000 capital improvement at Baton Rouge.

●	Establishment of 2 new types of venues

o	GolfSuites City Club 1, an urban upscale indoor golf simulator lounge, including memberships, professional instruction, and fine dining and beverage; the first facility of this venue is in possession and commencing development in St. Petersburg, Florida.

●	The company’s third open air driving range facility in construction near Auburn University, in Alabama.

●	On land that the company owns in Madison, Mississippi, it is planned to be sold.

●	For the Tulsa location, see “Note 1” in the financial statements for a description of the remaining issues relating to litigation and closing procedures.

●	The company formed a franchising subsidiary, GolfSuites Franchising, LLC (f/k/a AllPlayVentures, LLC). The franchising entity provides interested parties with the ability to franchise one or all three of our premier entertainment facilities concepts:

o	GolfSuites: 40-bay outdoor driving ranges.

o	GolfSuites 19th Hole: indoor casual simulator lounges.

o	GolfSuites City Club: indoor upscale simulator lounges.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the officers and directors of the company as of March 11, 2025.

Name	Position	Employer	Age	Term of Office (If indefinite give date of appointment)
Gerald Ellenburg	CEO, Director, Secretary, Treasurer	GolfSuites 1, Inc.	75	March 14, 2019
Ryan Ellenburg	Director	GolfSuites 1, Inc.	43	January 6, 2023

The table below sets forth the officers and directors of GolfSuites, Inc. (“Parent Company”).

Name	Position	Employer	Age	Term of Office (If indefinite give date of appointment)
Gerald Ellenburg	Director Chairman Chief Executive Officer and Secretary	GolfSuites, Inc.	75	November 8, 2018
Gerald Ellenburg	President	GolfSuites, Inc.	75	February 10, 2023
Ryan Koenig	Chief Operating Officer	GolfSuites, Inc.	46	November 8, 2018

Gerald Ellenburg

Gerald Ellenburg (“Jerry”) is the President and Chief Operating Officer since February 10, 2023. In addition, he has served as the Chairman and Chief Executive Officer of the Parent Company since November 2018 and GolfSuites since March 2019. Jerry also serves as the Chairman and Chief Executive Officer of ERC Communities, Inc., since March 2011. Jerry has a total of 35 years of experience in real estate ownership, management and financing of multi-family properties, management of over $750 million in debt and equity financing. Jerry graduated from the University of California, Berkeley in 1971, and is a California-licensed CPA (inactive).

Ryan Ellenburg

Ryan Ellenburg is a Director of the company since February 10, 2023. Ryan Ellenburg has been consulting with the capital markets team for ERC Communities, Inc., ERC Communities 1, Inc., GolfSuites, Inc., and GolfSuites 1, Inc. since June 2019. In January 2023, Ryan joined the board of directors for ERC Communities, Inc., and ERC Communities 1, Inc. Previously, from September 2017 until June 2019, Ryan was employed by Allied Universal as a security contractor. During that time frame his primary clients were PG&E and ServiceNow. Ryan is no stranger to technology and finance and has been improving systems since value engineering construction projects in college and then overseeing standard upgrades for worldwide Silicon Valley accounts. Mr. Ellenburg is a graduate of the Georgia Institute of Technology in 2004.

Ryan Koenig

Ryan Koenig is the Chief Operating Officer of GolfSuites, Inc., a position he has held since December 2018. From March 2011 until the present, he has been the Chief Development Officer at eResidential and Commercial LLC (ERC Homes), where he worked with Jerry Ellenburg. Ryan has over 20 years of experience in real estate development and construction with the following companies: Wood Partners Camden Properties, Turner Construction and Zaremba Development. Ryan has overseen approximately $500 million in completed construction projects.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2024, the company did not pay its sole director and officer in his capacity as director or its sole officer, in his capacity as CEO, secretary or treasurer.

In the future, the company will have to pay additional officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add other executives, including but not limited to, a General Manager, a Food and Beverage Manager and a Golf Manager.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of March 11, 2025, GolfSuites voting securities that are owned by its executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Class B Common Stock	GolfSuites, Inc. 650 E. Bloomingdale Ave., Brandon, FL 33511	17,100,000	N/A	95%

As of March 11, 2025, there are 205,354 shares of the company’s Class A Common Stock and 960,462 shares outstanding of the company’s Preferred Stock. GolfSuites, Inc. has 95% of the voting power in the company.

The following table sets out, as of March 11, 2025 the Parent Company’s voting securities that are owned by the company’s executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Gerald Ellenburg	215,000,000	N/A	29.23%

(1)	The address for all the executive officers, directors, and beneficial owners is c/o GolfSuites, Inc. 650 E. Bloomingdale Ave., Brandon, FL 33511.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Relationship with the Parent Company

The company has received working capital from GolfSuites, Inc. to cover expenses and costs while preparing for the securities Offering. The total of these previously advanced funds was converted to Additional Paid-in Capital in 2023 and 2022 (see Note 7 in the financial statements).

In addition, the company received advances from shareholders of the Parent Company. The balance of these Parent Company shareholder advances totaled $250,517 as of June 30, 2024, December 31, 2023 and June 30, 2023. These advances are recorded as liabilities of the company. The company makes monthly 12% interest payments on these advances. These advances were paid off during the year ended December 31, 2024.

The company notes that these agreements are between related parties. Therefore, there is no guarantee that rates or terms are commensurate with arm’s-length arrangements.

Management Services Agreement

The company has entered into a Management Services Agreement with the Parent Company. Pursuant to this agreement, the Parent Company will license all intellectual property and business concepts and design necessary for GolfSuites to conduct its business and under the direction of our Board of Directors, the Parent Company is to provide services to GolfSuites including: Supervision the operations of GolfSuites, and Management all necessary negotiations relating to the business, personnel, etc. In return for the aforementioned services GolfSuites agrees to pay the Parent Company a monthly management fee:

●	Operational facilities: 4% of gross operating revenues

●	Facilities that are not operational: 3% of all In-Development Costs

The initial term of the agreement is for ten years. Upon expiration of the agreement it shall automatically renew for another two years. Either party can terminate the agreement provided 180 days written notice has been given to the other party prior to the end of the current term. See Exhibit 6.1 which appears as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Relationship with ERC Communities, Inc.

Some of the parties involved with the operation and management of the company, including Gerald Ellenburg, Ryan Ellenburg and David Morris, have other relationships that may create disincentives to act in the best interest of the company and its investors. These parties are also involved with ERC Communities, Inc. and its subsidiaries in similar capacities. These conflicts may inhibit or interfere with the sound and profitable operation of the company.

SECURITIES BEING OFFERED

GolfSuites is Offering up to 2,200,000 shares of Class A Common Stock in this Offering, consisting of 2,000,000 shares to be issued for cash consideration and 200,000 shares to be issued as Bonus Shares.

GolfSuites authorized capital stock consists of 200,000,000 shares of capital stock, of which:

●	150,000,000 shares are designated Common Stock (the “Common Stock”), at $0.00001 par value,

o	Of which 132,000,000 shares are Class A Common Stock (“Class A Common Stock”) and

o	18,000,000 shares are Class B Common Stock (“Class B Common Stock”) and

●	50,000,000 shares of Preferred Stock, at $0.00001 par value,

o	Of which 10,000,000 shares are Class A Preferred Stock (the “Preferred Stock” or “Class A Preferred Stock”).

Class A Common Stock has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects, and as to all matters to Class B Common Stock; except that each holder of Class B Common Stock is entitled to 5 votes per share of Class B Common Stock whereas each holder of Class A Common Stock is entitled to only 1 vote per share of Class A Common Stock. The company may issue fractions of shares.

The following is a summary of the rights of GolfSuites capital stock as provided in its Certificate of Amendment to the Certificate of Incorporation, Certificate of Incorporation, Certificate of Designations, and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular forms a part.

For a complete description of GolfSuites capital stock, you should refer to its Certificate of Amendment to the Certificate of Incorporation, Certificate of Incorporation, Certificate of Designations and Bylaws, and applicable provisions of the Delaware General Corporation Law.

Class A Common Stock

Voting Rights.

Each holder of GolfSuites Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders. Holders of Class A Common Stock at all times shall vote together with the holders of Class B Common Stock and Class A Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites.

Class B Common Stock

Voting Rights.

Each holder of GolfSuites Class B Common Stock is entitled to five votes for each share on all matters submitted to a vote of the shareholders. Holders of Class B Common Stock at all times shall vote together with the holders of Class A Common Stock and Class A Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites.

Conversion Rights.

Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder at any time upon written notice to GolfSuites.

All Classes of Common Stock

Dividends.

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends (including the company’s Class A Preferred Stock), shareholders of GolfSuites Class A Common Stock and Class B Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. Any dividends in excess of dividends payable to holders of the Class A Preferred Stock, will be paid ratably among the holders of Class A Common Stock, Class B Common Stock and Class A Preferred Stock on an as-converted basis. GolfSuites has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this Offering or in the foreseeable future on its Common Stock.

Liquidation Rights.

In the event of GolfSuites liquidation, dissolution or winding up, holders of GolfSuites Class A and Class B Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of GolfSuites debts and other liabilities and the satisfaction of any liquidation preference granted to holders of Class A Preferred Stock; however if the amount that the holders of Class A Preferred Stock would receive based on the pro rata percentage of the proceeds calculated based on the number of shares owned by each investor on an “as converted to Common Stock” basis is greater than the then applicable liquidation preference available to Class A Preferred Stock, the holders of Class A Preferred Stock, Class A Common Stock and Class B Common Stock will receive that amount.

Other Rights.

Holders of GolfSuites Class A and Class B Common Stock have no preemptive, subscription or other rights, and there is no redemption or sinking fund provisions applicable to GolfSuites Class A or Class B Common Stock.

Preferred Stock

Voting Rights

Each holder of GolfSuites Preferred Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders. Holders of Preferred Stock at all times shall vote together with holders of the Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites.

Dividends

Each share of Preferred Stock is entitled to cumulative dividends which shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 8% per annum on the sum of the invested amount sum plus all unpaid accrued and accumulated dividends thereon. The company intends to pay the dividends to the holders of Preferred Stock.

In the event the company declares a dividend distribution to the Common Stockholders, all Preferred Stockholders will receive their pro rata share.

Liquidation preference

In the event of a liquidation, investors will be entitled to receive the greater of their total investment amount in the shares of Preferred Stock and any accrued and unpaid dividends or their pro rata percentage of the proceeds calculated based on the number of shares owned by each investor on an “as converted to Common Stock” basis.

Conversion

The Preferred Stock is convertible into the Class A Common Stock of the company as provided by Section 5 of the Certificate of Designations. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into that number of fully paid, nonassessable shares of Class A Common Stock determined by dividing the Conversion Price (defined therein), as adjusted for any accrued and unpaid dividends, by the original purchase price. The Conversion Price is the original purchase price, adjusted from time to time as described below under “Anti-Dilution Rights”.

Holders of the Preferred Stock may convert their shares of Preferred Stock into Common Stock in their sole discretion. In the event of a Qualified Public Offering, as defined in the Certificate of Designations conversion of the Preferred Stock is mandatory.

Anti-Dilution Rights

Holders of Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Class A Common Stock issuable upon conversion of the shares of the Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Preferred Stock then in effect, the conversion price of the Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Certificate of Designations.

These terms generally provide that if the company issues certain additional shares of Common Stock (as detailed in the Certificate of Designations) without consideration or for a consideration per share less than the Conversion Price, in effect on the date of and immediately prior to such issue, then, the Conversion Price will be reduced. The new Conversion Price will be the amount equal to the quotient obtained by dividing the (i) the sum of (A) the number of shares of Common Stock deemed outstanding prior to such issuance (as determined on an as-converted basis) times the Conversion Price then in effect with (B) the consideration, if any, from that issuances by (ii) the sum of (A) the number of shares of Common Stock deemed outstanding prior to such issuance (a determined on an as-converted basis) plus the number of such additional shares of Common Stock so issued.

Currently, the Conversion Price is $13.85 per share. Should the company sell all 6,000,000 shares of Class A Common Stock at $10 per share, the new Conversion Price would be $10.54 per share, which would result in a Preferred Stock holder receiving 31% more Class A Common Stock should the shareholder convert their Preferred Stock to Class A Common Stock.

Other Rights

Holders of GolfSuites Preferred Stock have no preemptive, subscription or other rights, and there is no redemption or sinking fund provisions applicable to its’ Preferred Stock.

All Classes of Stock

Forum Selection Provisions

Article VII of the Certificate of Incorporation, as amended, contains exclusive forum provisions. With a few exceptions, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any holder of GolfSuites Class A and Class B Common Stock (including a beneficial owner) to bring (i) any derivative action or proceeding brought on the company’s behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of amendment to the certificate of incorporation, the certificate of incorporation or bylaws or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine.  These sections shall not apply to actions arising under the federal securities laws.

Section 6 of the subscription agreement (which appears as an exhibit to the Offering Statement of which this Offering Circular forms a part) provides that the Court of Chancery in the State of Delaware or alternatively if that is not enforceable competent federal courts in the State of Delaware are the exclusive forums for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. This section does not apply to claims arising out of Exchange Act, including derivative actions.

Jury Trial Waiver

The Court of Chancery in the State of Delaware is a non-jury trial court. The parties in any lawsuits where the forum selection provisions are applicable will not be entitled to a jury.

Moreover, holders of Shares of Class A Preferred Stock as well as holders of Class A Common Stock converted from Class A Preferred Stock will be bound by the subscription agreement, which provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company is required to make annual and semi-annual filings with the SEC. The company makes annual filings on Form 1-K, which is typically due by the end of April each year and will include audited financial statements for the previous fiscal year. The company makes semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company also files a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. The company will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

FINANCIAL STATEMENTS

GolfSuites 1, Inc.

and Subsidiaries

As of, and for the Six Months Ended June 30, 2024 and 2023

UNAUDITED - NO ASSURANCE GIVEN

GolfSuites 1, Inc.

and Subsidiaries

Consolidated Financial Statements

As of, and for the Six Months Ended June 30, 2024 and 2023

UNAUDITED - NO ASSURANCE GIVEN

GolfSuites 1, Inc. and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2024, December 31, 2023 and June 30, 2023
UNAUDITED - NO ASSURANCE GIVEN

	June	December	June
	2024	2023	2023
ASSETS
Current assets
Cash and cash equivalents	$193,187	$804,932	$258,979
Accounts receivable	387,255	610,901	530,892
Inventory	70,101	181,014	213,363
Prepaid expenses	90,498	162,947	205,259
Total current assets	741,041	1,759,794	1,208,493
Property, plant and equipment, net
Land and building improvements	12,450,951	12,748,092	11,623,367
Furniture, fixtures and equipment	4,930,520	5,147,369	5,154,126
Construction in progress	815,645	293,495	-
Accumulated depreciation	(4,198,846)	(4,263,224)	(3,941,301)
Property, plant and equipment, net	13,998,270	13,925,732	12,836,192
Right of use assets, net of accumulated amortization	10,486,912	15,828,710	8,291,701
Other assets
Other assets	59,176	85,316	83,904
Advances to GolfSuites, Inc. (parent company)	800,840	-	56,686
Goodwill	889,495	1,749,255	1,749,255
Total other assets	1,749,511	1,834,571	1,889,845
TOTAL ASSETS	$26,975,734	$33,348,807	$24,226,231

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$8,008,427	$7,258,819	$211,573
Lease liabilities, current portion	125,790	248,439	241,733
Accounts payable and accrued expenses	1,435,059	3,632,812	1,914,486
EIDL loans payable	136,742	289,397	293,783
Total current liabilities	9,706,018	11,429,467	2,661,575
Non-current liabilities
Notes payable, long-term portion	-	1,150,912	6,855,532
Lease liabilities, long-term portion	10,700,835	16,191,022	8,559,275
Advances from shareholders of GolfSuites, Inc. (parent company)	250,517	250,517	250,517
Advances from GolfSuites, Inc. (parent company)	-	-	-
Total non-current liabilities	10,951,352	17,592,451	15,665,324
TOTAL LIABILITIES	20,657,370	29,021,918	18,326,899
Stockholders' equity
Common stock, Class A: 132,000,000 shares authorized, $0.00001 par, 971,397, 366,562, and 21,700 shares issued and outstanding, respectively	10	4	-
Common stock, Class B: 18,000,000 shares authorized, $0.00001 par, 18,000,000 shares issued and outstanding	180	180	180
Additional paid-in capital	4,431,652	3,464,134	2,802,383
Preferred stock, Class A: 10,000,000 shares authorized, 907,377, 920,490 and 919,228 shares issued and outstanding, respectively	8,943,169	8,249,480	8,219,727
Preferred stock, Other: 40,000,000 shares authorized, no shares issued and outstanding	-	-	-
Minority interest in consolidated subsidiaries	211,048	225,717	368,933
Retained earnings	(7,267,695)	(7,612,626)	(5,491,891)
TOTAL EQUITY	6,318,364	4,326,889	5,899,332
TOTAL LIABILITIES AND EQUITY	$26,975,734	$33,348,807	$24,226,231

The accompanying notes are an integral part of these financial statements

GolfSuites 1, Inc. and Subsidiaries
Consolidated Statement of Operations
For the Six Months Ended June 30, 2024 and 2023
UNAUDITED - NO ASSURANCE GIVEN

	2024	2023
Revenues	$3,793,743	$5,502,120
Cost of revenues	542,363	812,091
Gross profit	3,251,380	4,690,029
Operating expenses
Advertising and marketing	65,513	110,929
Salaries - operational	1,062,564	1,540,705
Employee benefits and taxes	247,860	361,587
Property lease and affiliated costs	102,078	97,641
Equipment and repairs	135,168	194,965
Gaming, software and license fees	216,354	200,681
Utilities and telephone	226,609	338,295
Credit card fees	104,044	157,546
Insurance	198,634	202,019
Professional fees	15,079	34,763
Property and local taxes	167,194	212,056
Other selling, general and administrative	199,032	504,928
Management fees	126,796	198,314
Depreciation and amortization	593,824	671,043
Total operating expenses	3,460,749	4,825,472
Net operating profit (loss)	(209,369)	(135,443)
Income from Covid 19 relief programs
Employee retention credit	-	475,547
Net income before other income (expense)	(209,369)	340,104
Other income (expense)
Interest expense	(363,312)	(321,908)
Discontinued operations	1,308,125	-
Other income	(80)	14,333
Net other income (expense)	944,733	(307,575)
Net income (loss) before minority interest	735,364	32,529
Minority interest share of subsidiary loss	14,669	333,891
Net income	750,033	366,420
Dividends on preferred stock	-	(277,353)
Net income applicable to common stockholders	$750,033	$89,067

Basic income per common share	$0.04018	$0.00495
Diluted income per common share	$0.03668	$0.00471

Weighted average common shares	18,669,070	18,010,850
Weighted average diluted common shares	20,450,731	18,924,945

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries
Consolidated Statement of Stockholders' Equity (Deficit)
For the Six Months Ended June 30, 2024 and 2023
UNAUDITED - NO ASSURANCE GIVEN

										Minority		Total
	Class A		Class B		Additional	Class A		Other		Interest In	Retained	Stockholders'
	Common Stock		Common Stock		Paid-In	Preferred Stock		Preferred Stock		Consolidated	Earnings, Net	Equity
	Shares	Value	Shares	Value	Capital	Shares	Value	Shares	Value	Subsidiaries	of Dividends	(Deficit)
Balance as of December 31, 2022	-	$-	18,000,000	$180	$2,696,442	867,728	$6,948,660	-	$-	$702,824	$(5,276,781)	$5,071,325
Share issuance	21,700	-	-	-	78,500	51,500	1,271,067	-	-	-	-	1,349,567
Contributed capital	-	-	-	-	27,441	-	-	-	-	-	-	27,441
Minority interest investment, net of distributions	-	-	-	-	-	-	-	-	-	-	-	-
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(333,891)	-	(333,891)
Net income	-	-	-	-	-	-	-	-	-	-	366,420	366,420
Reg A and Reg D share sale costs	-	-	-	-	-	-	-	-	-	-	(304,177)	(304,177)
Dividends	-	-	-	-	-	-	-	-	-	-	(277,353)	(277,353)
Balance as of June 30, 2023	21,700	-	18,000,000	180	2,802,383	919,228	8,219,727	-	-	368,933	(5,491,891)	5,899,332
Share issuance	344,862	4	-	-	458,537	1,262	29,753	-	-	-	-	488,294
Contributed capital	-	-	-	-	203,214	-	-	-	-	-	-	203,214
Minority interest investment, net of distributions	-	-	-	-	-	-	-	-	-	(25,000)	-	(25,000)
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(118,216)	-	(118,216)
Net loss	-	-	-	-	-	-	-	-	-	-	(2,070,767)	(2,070,767)
Reg A and Reg D share sale costs	-	-	-	-	-	-	-	-	-	-	(49,968)	(49,968)
Dividends	-	-	-	-	-	-	-	-	-	-	-	-
Balance as of December 31, 2023	366,562	4	18,000,000	180	3,464,134	920,490	8,249,480	-	-	225,717	(7,612,626)	4,326,889
Share issuance	588,040	6	-	-	827,927	3,682	833,280	-	-	-	-	1,661,213
Preferred Class A converted to Common Class A	16,795	-	-	-	139,591	(16,795)	(139,591)	-	-	-	-	-
Minority interest investment, net of distributions	-	-	-	-	-	-	-	-	-	-	-	-
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(14,669)	-	(14,669)
Net income	-	-	-	-	-	-	-	-	-	-	750,033	750,033
Reg A and Reg D share sale costs	-	-	-	-	-	-	-	-	-	-	(405,102)	(405,102)
Dividends	-	-	-	-	-	-	-	-	-	-	-	-
Balance as of June 30, 2024	971,397	$10	18,000,000	$180	$4,431,652	907,377	$8,943,169	-	$-	$211,048	$(7,267,695)	$6,318,364

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Six Months Ended June 30, 2024 and 2023
UNAUDITED - NO ASSURANCE GIVEN

	2024	2023
Cash Flows from Operating Activities
Net income (loss) before minority interest	$735,364	$32,529
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	593,824	671,043
Changes in operating assets and liabilities
Accounts receivable	(109,257)	(476,425)
Inventory	33,496	95,590
Prepaid expenses	22,403	162,336
Accounts payable and accrued expenses	122,123	157,864
Other assets	(799,700)	(42,770)
Discontinued operations	(1,308,125)	-
Net cash provided by (used in) operating activities	(709,872)	600,167

Cash Flows from Investing Activities
Purchase of property and equipment	(1,162,856)	(725,103)
Right of use asset acquisitions	-	(32,843)
Net cash used in investing activities	(1,162,856)	(757,946)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	827,933	78,500
Proceeds from issuance of preferred stock	833,280	1,271,067
Minority interest investor in subsidiary, proceeds net of distributions	-	-
Principal payments of EIDL loans	(3,655)	(4,386)
Proceeds from notes payable	600,000	-
Proceeds from right of use asset lease liabilities	-	-
Principal payments on mortgages, equipment loans and leases	(591,473)	(445,259)
Shareholder and related party advances, net	-	(4,961)
Dividend payments	-	(277,353)
Reg A and Reg D share sale costs	(405,102)	(428,292)
Net cash provided by (used in) financing activities	1,260,983	189,316
Net Change In Cash and Cash Equivalents	(611,745)	31,537
Cash and Cash Equivalents, Beginning of Period	804,932	227,442
Cash and Cash Equivalents, End of Period	$193,187	$258,979

Noncash Activities:
Minority interest share of subsidiary loss	$14,669	$333,891
Financing Activities:
Conversion of shareholder and related party advances to additional paid-in capital	-	27,441

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of June 30, 2024

UNAUDITED – NO ASSURANCE GIVEN

NOTE 1 - NATURE OF OPERATIONS

GolfSuites 1, Inc. (which may be referred to as “GS 1”, the “Company”, “we”, “us”, or “our”) is an early-stage company devoted to the development and operation of golf driving range and entertainment centers in the United States. The Company operates under the brand GOLFSUITES. The Company oversees the acquisition of land, zoning, entitlement, design, construction and operation of the existing and planned future facilities.

The Company owns 100% of GolfSuites Tulsa, LLC ("Tulsa") and GolfSuites Lubbock, LLC (“Lubbock”). Lubbock was formerly operated under the 4ORE! Golf brand, but was rebranded to the GolfSuites brand in 2023. GS 1 owns a 50% interest in GolfSuites Baton Rouge, LLC (“Baton Rouge”) along with a joint venture investor who has $1,000,000 invested in Baton Rouge. GS 1 also owns a 50% interest in GolfSuites Madison, LLC (“Madison”) with the same joint venture investor who has $712,000 invested in Madison. Tulsa, Lubbock, and Baton Rouge operated for all of 2023, but Madison has been deemed inappropriate for an outdoor driving range and is currently being studied for an indoor simulator lounge under the Company’s new GolfSuites 19th Hole brand; if the site does not qualify for this form of development, it will be sold. Also, in April 2024 the Company closed its Tulsa facility due to ongoing disputes with the facility owner / lessor. In July 2023, GS 1 formed a 100% owned subsidiary, GolfSuites Auburn, LLC (“Auburn”). On August 18, 2023, GS 1 acquired land near Auburn University in Alabama. That site is now under development.

In September 2023 GS 1 formed a 100% owned subsidiary GolfSuites City Club 1, LLC (“GolfSuites City Club 1”). On September 21, 2023 GolfSuites City Club 1 entered into a lease agreement for its first facility in downtown St. Petersburg, FL, which is now being developed. GolfSuites City Club 1 represents the Company’s entrance into the indoor simulation and lounge business, with planned nationwide development of similar urban, upscale lounges.

Tulsa had been in a legal dispute with the owner of the facility it leased since late 2019. This dispute has been centered around faulty physical plant conditions that the Company feels were not disclosed at the time the lease was executed. The Company attempted to acquire the facility in 2020 and early 2021 but was unable to consummate a transaction with the owner. As discussions ensued over a solution to the large capital outlays needed to remedy the faulty conditions – primarily faulty turf across approximately 10 acres of open field, estimated to cost $2 million to re-construct – certain lease payments were withheld to offset the anticipated cost of re-construction. Because the facility is owned by a sovereign Native American Tribe, disputes such as this one were governed under tribal law; the lease also requires following tribal law. The Company took legal action against the owner in late 2023 to enforce some mechanism of fixing the facility, and that legal action ended with judgments against the Company, leaving us with the option of spending more than $2 million to fix the facility or simply vacating it. Additionally, disputes later arose around the language pertaining to participating rent / sharing of profits at the facility. The facility owner posited that additional rent was due given their interpretation of the lease terms, to which the Company has been diametrically opposed.

Given these circumstances, Management decided on April 23, 2024, given the position of the tribal court and the prohibitive cost of appealing the court decision, to simply close the location. While revenues from Tulsa accounted for almost half of annual revenue, it posted a material loss for 2023; such losses would continue, given our inability to work out a solution to the faulty facility and our inability to come to agreement on ultimate lease terms. Management’s decision was based on discontinuing Tulsa operating losses while concurrently avoiding a $2 million plus capital expenditure. Management determined that capital would be better expended on the new facilities the company is currently developing.

The results of Tulsa operations through April 24, 2024 are included in the statement of operations. Subsequently, the liabilities, net of assets, related to Tulsa, were written-off resulting in Income from Discontinued Operations of $1,308,125, reflected in the other income section of the statement of operations. Following is a summary of the components of the items making up the Income from Discontinued Operations as of April 24, 2024.

Current liabilities	$1,200,472
Notes payable and lease liabilities	8,626,300
Total liabilities	9,826,772
Current assets	1,461,746
Property, equipment and right of use assets	6,172,141
Goodwill	859,760
Other assets	25,000
Total assets	8,518,647
Income from discontinued operations	$1,308,125

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company has adopted December 31 as the year end for reporting purposes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, economic downturn, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of June 30, 2024, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking accounts. As of June 30, 2024, GS 1’s consolidated cash balances totaled $193,187.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. Balances due from credit card companies are included in accounts receivable. As of June 30, 2024 accounts receivable included $250,022 related to Employee Retention Credits – see Note 9 for additional details. The Employee Retention Credits were filed for in 2023.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. Depreciation for the years ended June 30, 2024 and 2023 totaled $417,350 and $343,372 respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of June 30, 2024, December 31, 2023 and June 30, 2023 net property, plant and equipment consisted of the following:

	2024	2023
	June 30	December 31	June 30
By Asset Category:
Land and building improvements	$12,450,951	$12,748,092	$11,623,367
Furniture, fixtures and equipment	4,930,520	5,147,369	5,154,126
Construction in progress	815,645	293,495	-
Accumulated depreciation	(4,198,846)	(4,263,224)	(3,941,301)
Total	$13,998,270	$13,925,732	$12,836,192

Capitalized Development Costs

The Company has capitalized development fees under contractual agreements with its parent company, GolfSuites, Inc. (“GS”). These costs totaled $848,080 as of June 30, 2024 and relate to planning, design and construction oversight; therefore, these costs are capitalized with the cost of construction and / or initial asset acquisition, needed to prepare each facility for the start of operations. These costs are depreciated with the assets to which they relate.

Goodwill

The Company recorded Goodwill related to the acquisition of its Tulsa and Lubbock golf operating entities in 2019 and 2020 respectively. Management has reviewed the amounts recorded as Goodwill in accordance with ASC 350-20-35-3C and has determined that the fair values of Lubbock are greater than carrying values, including Goodwill. Therefore, no impairment losses were recorded. The value recorded as Goodwill for Tulsa was written-off as of April 24, 2024, as detailed above. Following is a summary of the Goodwill values reported on the balance sheet as of June 30, 2024, December 31, 2023 and June 30, 2023.

	2024	2023
	June 30	December 31	June 30
Tulsa	$-	$859,760	$859,760
Lubbock	889,495	889,495	889,495
Total	$889,495	$1,749,255	$1,749,255

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of June 30, 2024 and 2023 the Company had no uncertain tax positions requiring accruals.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Minority Interest

GS 1 and an individual investor are each 50% owners of Baton Rouge and Madison (see Note 1). GS 1 has both managerial and financial control of the entities. Because of this control, Baton Rouge and Madison are included in the consolidated financial statements of GS 1. The managerial control is defined in the operating agreements, which provide for GS 1 to be the sole manager of each entity. Minority interest reflected in the equity section of the consolidated balance sheet represents the individual investor’s original investment, net of losses allocated and preferred distributions.

The Madison property is listed for sale. Upon consummation of a sale of that property the amended operating agreement calls for the following:

●	All money invested by the individual investor will be returned.

●	Any preferred returns that have not been paid, will be paid.

●	Any remaining cash will be paid to the individual investor to offset the balance owed to him on the principal and preferred return.

Revenue Recognition

Since inception, the Company adopted ASC 606, Revenue from Contracts with Customers. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Cost of Revenues

The cost of items sold, including food, beverages and retail items are included in the cost of revenues.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with GAAP, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Development & Management Fees

Pursuant to a Management Services Agreement (“MSA”) that exists between GS and GS 1, fees for development and management of assets are due and paid from GS 1 to GS. GS 1 pays 3% of the total cost of new assets acquired or developed as development fees on its facilities to GS, and it pays 4% of gross operating revenue as management fees to GolfSuites. Management fees are reflected on the GS 1 Statement of Operations as operating expenses.

Earnings per Share

Earnings per share amounts are calculated based on the weighted-average number of shares of common stock outstanding in each year. The basic loss per share is based only on the weighted-average of common shares outstanding. The diluted loss per share is based on the weighted-average of common shares outstanding plus Class A preferred shares, which are convertible to one share of common stock. In accordance with ASC 260-10-45-11, the income or loss used in the earnings per share calculation is the net income (loss), further reduced by the amount of preferred share dividends, to arrive at the net income (loss) applicable to common shares.

Common and Preferred Share Sales and Affiliated Costs

GS 1 collected $827,933 and $78,500 in common share sales in the six months ended June 30, 2024 and 2023, respectively. Preferred share sales totaled $833,280 and $1,271,067 for the six months ended June 30, 2024 and 2023, respectively. The Company paid $405,102 and $304,177 related to those periods, in costs including direct compensation, platform facilitating, marketing, share issuance / administration, and advertising for the sale of such shares. The cost ratio for each of those periods is 24.4% and 22.5%, respectively.

Concentration of Credit Risk

The Company maintains its cash with major financial institutions located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. Management believes the risk of loss is minimal.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that require organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The Company implemented ASU No. 2016-02 for lease accounting in 2020.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has incurred costs of its start-up operations, capital raising, and seeking to bring operations to positions of profitability. As such, no material tax provision yet exists.

NOTE 4 – NOTES PAYABLE

Notes payable consists of the following debt instruments as of June 30, 2024, December 31, 2023 and June 30, 2023.

	2024	2023
	June 30	December 31	June 30
Note payable bank, due in monthly installments of $3,773 through July 2025, with interest of 5.25%. The note relates to the acquisition of golf ball dispensers in Tulsa, which are security for the note.	$-	$68,685	$58,934

Note payable due in monthly installments of $32,170 through August 26, 2023, with interest of 5.85%. The note payable was used to finance the business insurance for Tulsa, Lubbock and Baton Rouge for the current policy year, and is unsecured.	-	-	47,706

Note payable bank, due in monthly installments of $33,410 through September 2024, with an interest rate of 4.00%. The note includes a balloon payment due September 30, 2024 and is secured by a mortgage on the Lubbock building.	5,717,080	5,775,286	5,835,465

Subtotal of items above	$5,717,080	$5,843,971	$5,942,105

	June 30	December 31	June 30
Total from previous page	$5,717,080	$5,843,971	$5,942,105

Note payable mortgage lender, with interest only payments of $12,187.50, at 13% interest. The note matures May 31, 2025 and is secured by the mortgage on the Madison land.	1,125,000	1,125,000	1,125,000

Note payable mortgage lender, with interest only payments of $2,400 per month, at 18% interest. The note matures October 1, 2024 and is secured by the mortgage on the Auburn land. It is expected to be repaid from proceeds from the Reg A filing.	160,000	160,000	-

Note payable mortgage lender, with interest only payments of $8,500 per month, at 15% interest. The note matures October 1, 2024 and is secured by the mortgage on the Auburn land. It is expected to be repaid from proceeds from the Reg A filing.	680,000	680,000	-

Notes payable secured by credit card receivable balances. The notes do not carry a stated interest rate, but a fixed amount of interest is financed at note inception. The notes are due in one year or less, and interest is amortized to interest expense over the expected life of the notes. The total fixed interest on these notes totals $145,000. The unamortized interest balance at June 30, 2024 totals $38,810 and is included in prepaid expenses on the balance sheet.	102,148	600,760	-

Note payable secured by receipts of Lubbock. The original amount borrowed was $300,000 and the total to be repaid is $420,000. Payments are made weekly at the rate of 16% of receipts. The estimated average weekly payment is $11,666.67	224,199	-	-

Total notes payable	8,008,427	8,409,731	7,067,105

Current portion of notes payable	8,008,427	7,258,819	211,573

Long-term portion of notes payable	$-	$1,150,912	$6,855,532

The principal portion of note payments for the twelve month periods ending June 30:

2025	$8,008,427
Thereafter	-
Total	$8,008,427

NOTE 5 – RIGHT OF USE ASSETS & CAPITALIZED LEASE OBLIGATIONS

Lubbock, Baton Rouge and GolfSuites City Club 1 lease land and/or buildings for each of those operations. In accordance with GAAP, the right of use assets are reflected in the attached balance sheet at the present value of future lease payments, as are the related lease liabilities, over the term of the respective leases.

Lubbock assumed the lease of land, that began prior to acquisition, on August 19, 2020; the present value of future lease payments was recorded at the acquisition date. Baton Rouge entered into a lease for land beginning March 1, 2021. The lease is for five years and Baton Rouge has the option to extend the lease for two additional five year terms. The present value of future lease payments, based on a 15 year lease, was recorded as of the lease inception. GolfSuites City Club 1 entered into a building lease beginning September 21, 2023. The lease is for five years and GolfSuites City Club 1 has the option to extend the lease for three additional five year terms. The present value of future lease payments, based on a 20 year lease, was recorded as of the lease inception. Due to the lease payment schedule, the early year payments do not fully amortize the lease. Therefore, the payment short-fall is capitalized monthly, until the payments are at a level to fully amortize the lease. The initial present value of the lease is $7,593,019; at June 30, 2024 that value has increased to $8,064,894.

The incremental borrowing rate at inception or assumption of the leases is used in the present value calculations. The discount rate used for Lubbock and Baton Rouge is 4.000%, and the rate used for GolfSuites City Club 1 is 8.5%. The right of use assets are amortized straight-line over the life of each lease.

The lease payments over the life of the lease are as follows:

●	Lubbock – initial monthly payment is increased 2% on November 1 of each year;

●	Baton Rouge – initial monthly payment is increased to $3,300 and $5,000 on March 1, 2022 and 2023, respectively. Subsequently, rents increase 10% for each renewal.

●	GolfSuites City Club 1 – the initial monthly payment is $51,688 which increases 4% per year for each year of the initial lease term and the first year of the first renewal term. Subsequent rental increases will be determined based on the fair market rental values; the present value calculations for this lease assume 4% annual increases throughout the life of the lease.

The table below provides a summary of the capitalized leases as of June 30, 2024

	Lubbock	Baton Rouge	GolfSuites City Club 1	Total
Right of use asset value	$2,437,633	$649,086	$8,064,894	$11,151,613
Accumulated amortization	(520,461)	(144,240)	-	(664,701)
Right of use assets, net	$1,917,172	$504,846	$8,064,894	$10,486,912

Principal portion of lease obligation payments for the twelve month periods ending June 30:

2025	$125,790
2026	136,480
2027	149,767
2028	159,568
2029	176,920
Thereafter	10,078,100
Total	$10,826,625

The minimum lease payments for the next five years, under the lease obligations, for the twelve month periods ending June 30:

2025	$816,285
2026	996,979
2027	1,029,695
2028	1,063,578
2029	1,098,669
Total	$5,005,206

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The company has three lawsuits filed against it.  See below for additional information:

●	Lawsuit filed by shareholders of the Parent Company in the amount of $220,000.

●	Lawsuit filed by shareholders of the Parent Company in the amount of $85,000.

●	Lawsuit filed by a joint venture partner in GolfSuites Baton Rouge and GolfSuites Madison.

These amounts are guaranteed to the shareholders by the company’s chairman, Gerald Ellenburg.  Mr. Ellenburg has issued an indemnification to the company for full payment of these obligations.  The balances are included in Advances from Shareholders of GolfSuites, Inc., reflected on the balance sheet.

We believe the lawsuit filed by the joint venture partner is not relative to any finite or obligatory amount. It is a suit based on his assertions of misrepresentations he feels were made by the company for the investments he made. Settlement discussions are ongoing along with a pending sale of the land owned by GolfSuites Madison, LLC. We believe this anticipated sale along with capital that the company plans to contribute should satisfactorily liquidate this partner and the company will result as the sole owner of GolfSuites Baton Rouge, LLC and GolfSuites Madison, LLC.

NOTE 7 – EQUITY

The Company has authorized 132,000,000 shares of Class A common stock and 18,000,000 of Class B common stock, each with a par value of $0.00001 per share. As of June 30, 2024 there were 971,397 shares of Class A common stock issued and outstanding; all Class B common stock is issued, outstanding; 17,100,000 shares are held by GS, the Company’s parent company, and 900,000 shares are held by KHBH, LLC, a Keving Harrington TV affiliate. Kevin Harrington TV advises the Company on marketing, internet, social media, and public relations. Mr. Harrington is a paid advertiser for Reg A share sales. In the six months ended June 30, 2023, GS contributed $27,441 to GS 1 that is included in the balance sheet as Additional Paid-in Capital. In addition, the Company has authorized 10,000,000 shares of Class A preferred stock and 40,000,000 of other preferred stock. As of June 30, 2024, 907,377 shares of Class A preferred stock have been issued, are outstanding, and no other preferred stock is issued or outstanding. Class A preferred stock is convertible into Class A common stock. In the six months ended June 30, 2024, 16,795 Class A preferred shares were converted to 16,795 shares of Class A common stock. See the Consolidated Statement of Stockholders’ Equity (Deficit) for details of activity for each equity component.

Class A common stockholders are entitled to a single vote per share and have equal dividend and liquidation preferences as Class B common stockholders. Class B common stockholders have five votes per share and shares of Class B common stock can be converted into shares of Class A common stock at the option of the holder. Class A preferred stockholders are entitled to a single vote per share and to an 8 percent annual dividend, which will accrue if funds are not legally available to distribute, in addition to a liquidation preference. Shares of Class A preferred stock can be converted into shares of Class A common stock at the option of the holder and shares will be automatically converted in the event of a qualified public Offering, as defined in the certificate of incorporation, as amended.

NOTE 8 – RELATED PARY TRANSACTIONS

The Company has received working capital from its parent entity to cover expenses and costs while preparing for the securities Offering. The total of these previously advanced funds was converted to Additional Paid-in Capital in 2023 and 2022 (see Note 7 – Equity, above). As of June 30, 2024 the Company advanced funds to GS totaling $800,840. These advances bear interest at 12% and will be collected when the advances are paid (expected in the first half of 2025). In addition, the Company received advances from shareholders of the parent entity. The balance of these parent entity shareholder advances totaled $250,517 as of June 30, 2024, December 31, 2023 and June 30, 2023. These advances are recorded as liabilities of the Company. The Company makes monthly 12% interest payments on these advances which mature December 31, 2024.

NOTE 9 – PPP LOAN FORGIVENESS & EMPLOYEE RETENTION CREDITS

Employee Retention Credits

Tulsa and Lubbock qualified for employee retention credits related to employee payroll taxes for 2020 and 2021. Claims for refund were filed with the IRS in 2023. As of June 30, 2024, accounts receivable includes $250,022 related to the retention credits for Lubbock. The receivable of $225,525 related to Tulsa was written-off and is included in the income from discontinued operations.

NOTE 10 – GOING CONCERN

These financial statements are prepared on a going concern basis. However, if the Company is unable to raise new capital through its current Reg A filing, which allows for a 3-year capital raising window, there will be significant doubt about the Company’s ability to continue as a going concern. Conditions leading to this disclosure include: the Company is in the start-up phase, as it seeks to add new locations and expand existing operations, and the occurrence of the Covid 19 epidemic during the Company’s start-up phase, and the resulting negative impact on all types of restaurant and entertainment businesses.

Management is seeking to raise $30,000,000 through the current Reg A filing and believes those funds will provide for the addition of new locations, additional working capital, and for repayment of various related party advances that have been used to fund operations to date.

NOTE 11 – CAPITAL ADVISOR AGREEMENTS & ADVERTISER SHARE SALES

Capital Advisor Agreements

The Company is party to seven capital advisor, marketing, and financial consulting agreements with:

●	Sienna Capital Partners, mortgage bankers for construction and permanent mortgage debt (since 2021).

●	Domani Capital, LLC, equity capital advisors.

●	Wallachbeth Capital, LLC, equity capital advisors.

●	Kelson Capital, LLC, equity capital advisors.

●	Genesis Capital, debt providers.

Domani Capital, LLC was paid $71,600 from January 1, 2024 through June 30, 2024. All other advisors are to be paid on a “success – fee” basis and have not been paid any fees during this same time period.

Advertiser Share Sales

KHBH, LLC a Kevin Harrington TV affiliate, acquired 900,000 Class B common shares, at par, from GS during the first quarter of 2024. After the transaction GS owns 17,100,000 Class B common shares. Kevin Harrington TV advises the Company on marketing, internet, social media, and public relations. Mr. Harrington is a paid advertiser for Reg A share sales.

NOTE 12 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through the date these financial statements were issued. Based on this evaluation, no other material subsequent events were identified which would require adjustment or disclosure in the financial statements as of June 30, 2024.

GolfSuites 1, Inc. and Subsidiaries
Consolidating Balance Sheets
As of June 30, 2024, December 31, 2023 and June 30, 2023
UNAUDITED - NO ASSURANCE GIVEN

	GolfSuites 1, Inc.	GolfSuites Tulsa, LLC	GolfSuites Lubbock, LLC	GolfSuites Baton Rouge, LLC	GolfSuites Madison, LLC	GolfSuites Auburn, LLC	GolfSuites City Club 1, LLC	GolfSuites Birmingham, LLC	GolfSuites Riverview, LLC	GS Ventures 1, LLC	All Play Ventures, LLC	Combined
ASSETS
Current assets
Cash and cash equivalents	$-	$-	$114,934	$22,752	$-	$150	$151	$25,000	$30,000	$100	$100	$193,187
Accounts receivable	1,700	-	354,075	31,480	-	-	-	-	-	-	-	387,255
Inventory	-	-	50,094	20,007	-	-	-	-	-	-	-	70,101
Prepaid expenses	-	-	35,313	3,497	-	-	51,688	-	-	-	-	90,498
Total current assets	1,700	-	554,416	77,736	-	150	51,839	25,000	30,000	100	100	741,041
Property, plant and equipment, net
Land and building improvements	-	-	6,992,098	2,063,266	2,251,355	1,144,232	-	-	-	-	-	12,450,951
Furniture, fixtures and equipment	-	-	3,824,893	1,105,627	-	-	-	-	-	-	-	4,930,520
Construction in progress	-	-	-	-	-	212,635	603,010	-	-	-	-	815,645
Accumulated depreciation	-	-	(3,772,082)	(426,764)	-	-	-	-	-	-	-	(4,198,846)
Property, plant and equipment, net	-	-	7,044,909	2,742,129	2,251,355	1,356,867	603,010	-	-	-	-	13,998,270
Right of use assets, net of accumulated amortization	-	-	1,917,172	504,846	-	-	8,064,894	-	-	-	-	10,486,912
Other assets
Investment in subsidiaries	5,999,463	-	-	-	-	-	-	-	-	-	-	5,999,463
Other assets	-	-	19,786	-	-	39,390	-	-	-	-	-	59,176
Intercompany advances	(434,428)	-	587,335	(58,400)	-	(70,402)	(24,105)	-	-	-	-	-
Advances to GolfSuites, Inc. (parent company)	800,840	-	-	-	-	-	-	-	-	-	-	800,840
Goodwill	-	-	889,495	-	-	-	-	-	-	-	-	889,495
Total other assets	6,365,875	-	1,496,616	(58,400)	-	(31,012)	(24,105)	-	-	-	-	7,748,974
TOTAL ASSETS	$6,367,575	$-	$11,013,113	$3,266,311	$2,251,355	$1,326,005	$8,695,638	$25,000	$30,000	$100	$100	$32,975,197

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$-	$-	$6,032,732	$10,695	$1,125,000	$840,000	$-	$-	$-	$-	$-	$8,008,427
Lease liabilities, current portion	-	-	90,252	35,538	-	-	-	-	-	-	-	125,790
Accounts payable and accrued expenses	9,742	-	1,224,215	195,716	-	883	4,500	-	-	-	-	1,435,056
EIDL loans payable	-	-	136,742	-	-	-	-	-	-	-	-	136,742
Total current liabilities	9,742	-	7,483,941	241,949	1,125,000	840,883	4,500	-	-	-	-	9,706,015
Non-current liabilities
Notes payable, long-term portion	-	-	-	-	-	-	-	-	-	-	-	-
Lease liabilities, long-term portion	-	-	2,057,465	592,188	-	-	8,051,182	-	-	-	-	10,700,835
Advances from shareholders of GolfSuites, Inc. (parent company)	250,517	-	-	-	-	-	-	-	-	-	-	250,517
Advances from GolfSuites, Inc. (parent company)	-	-	-	-	-	-	-	-	-	-	-	-
Total non-current liabilities	250,517	-	2,057,465	592,188	-	-	8,051,182	-	-	-	-	10,951,352
TOTAL LIABILITIES	260,259	-	9,541,406	834,137	1,125,000	840,883	8,055,682	-	-	-	-	20,657,367
Equity
Member equity	-	-	1,471,707	2,432,174	1,126,355	485,122	639,956	25,000	30,000	100	100	6,210,514
Common stock, Class A	10	-	-	-	-	-	-	-	-	-	-	10
Common stock, Class B	180	-	-	-	-	-	-	-	-	-	-	180
Additional paid-in capital	4,431,652	-	-	-	-	-	-	-	-	-	-	4,431,652
Preferred stock, Class A	8,943,169	-	-	-	-	-	-	-	-	-	-	8,943,169
Preferred stock, other	-	-	-	-	-	-	-	-	-	-	-	-
Minority interest in consolidated subsidiaries	-	-	-	-	-	-	-	-	-	-	-	-
Retained earnings	(7,267,695)	-	-	-	-	-	-	-	-	-	-	(7,267,695)
TOTAL EQUITY	6,107,316	-	1,471,707	2,432,174	1,126,355	485,122	639,956	25,000	30,000	100	100	12,317,830
TOTAL LIABILITIES AND EQUITY	$6,367,575	$-	$11,013,113	$3,266,311	$2,251,355	$1,326,005	$8,695,638	$25,000	$30,000	$100	$100	$32,975,197

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries
Consolidating Balance Sheets
As of June 30, 2024, December 31, 2023 and June 30, 2023
UNAUDITED - NO ASSURANCE GIVEN

			Consolidated
			June	December	June
	Combined	Eliminations	2024	2023	2023
ASSETS
Current assets
Cash and cash equivalents	$193,187	$-	$193,187	$804,932	$258,979
Accounts receivable	387,255	-	387,255	610,901	530,892
Inventory	70,101	-	70,101	181,014	213,363
Prepaid expenses	90,498	-	90,498	162,947	205,259
Total current assets	741,041	-	741,041	1,759,794	1,208,493
Property, plant and equipment, net
Land and building improvements	12,450,951	-	12,450,951	12,748,092	11,623,367
Furniture, fixtures and equipment	4,930,520	-	4,930,520	5,147,369	5,154,126
Construction in progress	815,645	-	815,645	293,495	-
Accumulated depreciation	(4,198,846)	-	(4,198,846)	(4,263,224)	(3,941,301)
Property, plant and equipment, net	13,998,270	-	13,998,270	13,925,732	12,836,192
Right of use assets, net of accumulated amortization	10,486,912	-	10,486,912	15,828,710	8,291,701
Other assets
Investment in subsidiaries	5,999,463	(5,999,463)	-	-	-
Other assets	59,176	-	59,176	85,316	83,904
Intercompany advances	-	-	-	-	-
Advances to GolfSuites, Inc. (parent company)	800,840	-	800,840	-	56,686
Goodwill	889,495	-	889,495	1,749,255	1,749,255
Total other assets	7,748,974	(5,999,463)	1,749,511	1,834,571	1,889,845
TOTAL ASSETS	$32,975,197	$(5,999,463)	$26,975,734	$33,348,807	$24,226,231

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$8,008,427	$-	$8,008,427	$7,258,819	$211,573
Lease liabilities, current portion	125,790	-	125,790	248,439	241,733
Accounts payable and accrued expenses	1,435,056	3	1,435,059	3,632,812	1,914,486
EIDL loans payable	136,742	-	136,742	289,397	293,783
Total current liabilities	9,706,015	3	9,706,018	11,429,467	2,661,575
Non-current liabilities
Notes payable, long-term portion	-	-	-	1,150,912	6,855,532
Lease liabilities, long-term portion	10,700,835	-	10,700,835	16,191,022	8,559,275
Advances from shareholders of GolfSuites, Inc. (parent company)	250,517	-	250,517	250,517	250,517
Advances from GolfSuites, Inc. (parent company)	-	-	-	-	-
Total non-current liabilities	10,951,352	-	10,951,352	17,592,451	15,665,324
TOTAL LIABILITIES	20,657,367	3	20,657,370	29,021,918	18,326,899
Equity
Member equity	6,210,514	(6,210,514)	-	-	-
Common stock, Class A	10	-	10	4	-
Common stock, Class B	180	-	180	180	180
Additional paid-in capital	4,431,652	-	4,431,652	3,464,134	2,802,383
Preferred stock, Class A	8,943,169	-	8,943,169	8,249,480	8,219,727
Preferred stock, other	-	-	-	-	-
Minority interest in consolidated subsidiaries	-	211,048	211,048	225,717	368,933
Retained earnings	(7,267,695)	-	(7,267,695)	(7,612,626)	(5,491,891)
TOTAL EQUITY	12,317,830	(5,999,466)	6,318,364	4,326,889	5,899,332
TOTAL LIABILITIES AND EQUITY	$32,975,197	$(5,999,463)	$26,975,734	$33,348,807	$24,226,231

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc.
Consolidating Statement of Operations
For the Six Months Ended June 30, 2024 and 2023
UNAUDITED - NO ASSURANCE GIVEN

	GolfSuites 1, Inc.	GolfSuites Tulsa, LLC	GolfSuites Lubbock, LLC	GolfSuites Baton Rouge, LLC	GolfSuites Madison, LLC	GolfSuites Auburn, LLC	GolfSuites City Club 1, LLC	GolfSuites Birmingham, LLC	GolfSuites Riverview, LLC	GS Ventures 1, LLC	All Play Ventures, LLC	Combined
Revenues	$-	$1,345,244	$1,824,642	$623,857	$-	$-	$-	$-	$-	$-	$-	$3,793,743
Cost of revenues	-	200,752	263,425	78,186	-	-	-	-	-	-	-	542,363
Gross profit	-	1,144,492	1,561,217	545,671	-	-	-	-	-	-	-	3,251,380
Operating expenses
Advertising and marketing	-	3,730	42,988	18,795	-	-	-	-	-	-	-	65,513
Salaries - Operational	-	435,195	456,646	170,723	-	-	-	-	-	-	-	1,062,564
Employee benefits and taxes	-	116,011	95,673	36,176	-	-	-	-	-	-	-	247,860
Property lease and affiliated costs	-	70,855	22,651	8,572	-	-	-	-	-	-	-	102,078
Equipment and repairs	-	33,726	78,611	22,831	-	-	-	-	-	-	-	135,168
Gaming, software and license fees	-	71,431	121,490	23,433	-	-	-	-	-	-	-	216,354
Utilities and telephone	-	88,619	103,475	34,515	-	-	-	-	-	-	-	226,609
Credit card fees	-	36,238	51,014	16,792	-	-	-	-	-	-	-	104,044
Insurance	-	123,708	60,129	14,797	-	-	-	-	-	-	-	198,634
Professional fees	-	-	13,814	1,265	-	-	-	-	-	-	-	15,079
Property and local taxes	-	60,750	95,700	10,744	-	-	-	-	-	-	-	167,194
Other selling, general and administrative	3,379	63,087	93,801	38,765	-	-	-	-	-	-	-	199,032
Management fees	126,796	-	-	-	-	-	-	-	-	-	-	126,796
Depreciation and amortization	-	138,766	317,622	137,436	-	-	-	-	-	-	-	593,824
Total operating expenses	130,175	1,242,116	1,553,614	534,844	-	-	-	-	-	-	-	3,460,749
Net operating profit (loss)	(130,175)	(97,624)	7,603	10,827	-	-	-	-	-	-	-	(209,369)
Income from Covid 19 relief programs - Employee retention credit	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss) before other income (expense)	(130,175)	(97,624)	7,603	10,827	-	-	-	-	-	-	-	(209,369)
Other income (expense)
Interest expense	-	(75,233)	(262,663)	(25,416)	-	-	-	-	-	-	-	(363,312)
Discontinued operations	1,135,268	172,857	-	-	-	-	-	-	-	-	-	1,308,125
Other income (expense)	-	-	-	(80)	-	-	-	-	-	-	-	(80)
Net other income (expense)	1,135,268	97,624	(262,663)	(25,496)	-	-	-	-	-	-	-	944,733
Net income (loss) before income from subsidiaries and minority interest	1,005,093	-	(255,060)	(14,669)	-	-	-	-	-	-	-	735,364
Income (loss) from subsidiaries	(255,060)	-	-	-	-	-	-	-	-	-	-	(255,060)
Minority interest share of subsidiary loss	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss)	750,033	-	(255,060)	(14,669)	-	-	-	-	-	-	-	480,304
Dividends on preferred stock	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss) applicable to common stockholders	$750,033	$-	$(255,060)	$(14,669)	$-	$-	$-	$-	$-	$-	$-	$480,304

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc.
Consolidating Statement of Operations
For the Six Months Ended June 30, 2024 and 2023
UNAUDITED - NO ASSURANCE GIVEN

			Consolidated
	Combined	Eliminations	2024	2023
Revenues	$3,793,743	$-	$3,793,743	$5,502,120
Cost of revenues	542,363	-	542,363	812,091
Gross profit	3,251,380	-	3,251,380	4,690,029
Operating expenses
Advertising and marketing	65,513	-	65,513	110,929
Salaries - Operational	1,062,564	-	1,062,564	1,540,705
Employee benefits and taxes	247,860	-	247,860	361,587
Property lease and affiliated costs	102,078	-	102,078	97,641
Equipment and repairs	135,168	-	135,168	194,965
Gaming, software and license fees	216,354	-	216,354	200,681
Utilities and telephone	226,609	-	226,609	338,295
Credit card fees	104,044	-	104,044	157,546
Insurance	198,634	-	198,634	202,019
Professional fees	15,079	-	15,079	34,763
Property and local taxes	167,194	-	167,194	212,056
Other selling, general and administrative	199,032	-	199,032	504,928
Management fees	126,796	-	126,796	198,314
Depreciation and amortization	593,824	-	593,824	671,043
Total operating expenses	3,460,749	-	3,460,749	4,825,472
Net operating profit (loss)	(209,369)	-	(209,369)	(135,443)
Income from Covid 19 relief programs - Employee retention credit	-	-	-	475,547
Net income (loss) before other income (expense)	(209,369)	-	(209,369)	340,104
Other income (expense)
Interest expense	(363,312)	-	(363,312)	(321,908)
Discontinued operations	1,308,125	-	1,308,125	-
Other income (expense)	(80)	-	(80)	14,333
Net other income (expense)	944,733	-	944,733	(307,575)
Net income (loss) before income from subsidiaries and minority interest	735,364	-	735,364	32,529
Income (loss) from subsidiaries	(255,060)	255,060	-	-
Minority interest share of subsidiary loss	-	14,669	14,669	333,891
Net income (loss)	480,304	269,729	750,033	366,420
Dividends on preferred stock	-	-	-	(277,353)
Net income (loss) applicable to common stockholders	$480,304	$269,729	$750,033	$89,067

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc.

and Subsidiaries

Consolidated Financial Statements

and Independent Auditor's Report

As of, and for the Years Ended December 31, 2023 and 2022

GolfSuites 1, Inc.

and Subsidiaries

Consolidated Financial Statements

As of, and for the Years Ended December 31, 2023 and 2022

INDEPENDENT AUDITOR’S REPORT

April 29, 2024

To:	Board of Directors, GolfSuites 1, Inc.
Re:	2023 Consolidated Financial Statement audit

We have audited the accompanying consolidated financial statements of GolfSuites 1, Inc. and subsidiaries (the “Company”), which comprise the balance sheet as of December 31, 2023 and 2022, and the related statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the calendar year periods ended 2021 and 2020, and the related notes to such consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations, shareholder equity and its cash flows for the calendar years ended 2023 and 2022 and in accordance with accounting principles generally accepted in the United States of America.

F-3

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 29, 2024

F-4

GolfSuites 1, Inc. and Subsidiaries

Consolidated Balance Sheets

See accompanying Independent Auditor's Report

As of December 31, 2023 and 2022

	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$804,932	$227,442
Accounts receivable	610,901	54,467
Inventory	181,014	308,953
Prepaid expenses	162,947	239,677
Total current assets	1,759,794	830,539
Property, plant and equipment, net
Land and building improvements	12,748,092	11,405,618
Furniture, fixtures and equipment	5,147,369	4,651,583
Construction in progress	293,495	-
Accumulated depreciation	(4,263,224)	(3,467,538)
Property, plant and equipment, net	13,925,732	12,589,663
Right of use assets, net of accumulated amortization	15,828,710	8,485,641
Other assets
Other assets	85,316	41,134
Goodwill	1,749,255	1,749,255
Total other assets	1,834,571	1,790,389
TOTAL ASSETS	$33,348,807	$23,696,232

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$7,258,819	$396,828
Lease liabilities, current portion	248,439	230,216
Accounts payable and accrued expenses	3,632,812	1,756,622
EIDL loans payable	289,397	298,169
Total current liabilities	11,429,467	2,681,835
Non-current liabilities
Notes payable, long-term portion	1,150,912	6,962,402
Lease liabilities, long-term portion	16,191,022	8,723,926
Advances from shareholders of GolfSuites, Inc. (parent company)	250,517	260,517
Advances from GolfSuites, Inc. (parent company)	-	-
Total non-current liabilities	17,592,451	15,946,845
TOTAL LIABILITIES	29,021,918	18,628,680
Stockholders' equity
Common stock, Class A: 132,000,000 shares authorized, $0.00001 par, 366,562 and no shares issued and outstanding, respectively	4	-
Common stock, Class B: 18,000,000 shares authorized, $0.00001 par, 18,000,000 shares issued and outstanding	180	180
Additional paid-in capital	3,464,134	2,696,442
Preferred stock, Class A: 10,000,000 shares authorized, 920,490 and 867,728 shares issued and outstanding, respectively	8,249,480	6,948,660
Preferred stock, Other: 40,000,000 shares authorized, no shares issued and outstanding	-	-
Minority interest in consolidated subsidiaries	225,717	698,969
Retained earnings	(7,612,626)	(5,276,699)
TOTAL EQUITY	4,326,889	5,067,552
TOTAL LIABILITIES AND EQUITY	$33,348,807	$23,696,232

The accompanying notes are an integral part of these financial statements.

F-5

GolfSuites 1, Inc. and Subsidiaries

Consolidated Statement of Operations

See accompanying Independent Auditor's Report

For the Years Ended December 31, 2023 and 2022

	2023	2022
Revenues	$9,950,735	$9,071,791
Cost of revenues	1,488,895	1,469,968
Gross profit	8,461,840	7,601,823
Operating expenses
Advertising and marketing	42,273	162,773
Salaries - operational	3,314,134	3,309,450
Employee benefits and taxes	688,883	617,387
Property lease and affiliated costs	1,793,842	89,106
Equipment and repairs	405,280	403,639
Gaming, software and license fees	388,287	335,229
Utilities and telephone	602,263	562,083
Credit card fees	273,757	214,679
Insurance	375,569	311,292
Professional fees	34,411	294,241
Property and local taxes	405,256	405,816
Other selling, general and administrative	722,341	784,651
Management fees	356,542	344,533
Depreciation and amortization	1,190,357	1,199,931
Total operating expenses	10,593,195	9,034,810
Net operating profit (loss)	(2,131,355)	(1,432,987)
Income from Covid 19 relief programs
Employee retention credit	475,547	-
Net income before other income (expense)	(1,655,808)	(1,432,987)
Other income (expense)
Interest expense	(637,108)	(633,886)
Other income	136,462	9,917
Net other expense	(500,646)	(623,969)
Net income (loss) before minority interest	(2,156,454)	(2,056,956)
Minority interest share of subsidiary loss	452,107	871,405
Net income (loss)	(1,704,347)	(1,185,551)
Dividends on preferred stock	(277,435)	(361,662)
Net income (loss) applicable to common stockholders	$(1,981,782)	$(1,547,213)

Basic income (loss) per common share	$(0.10948)	$(0.08596)
Diluted income (loss) per common share	$(0.10297)	$(0.08270)

Weighted average common shares	18,102,513	18,000,000
Weighted average diluted common shares	19,246,731	18,708,659

The accompanying notes are an integral part of these financial statements.

F-6

GolfSuites 1, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Equity (Deficit)

See accompanying Independent Auditor's Report

For the Years Ended December 31, 2023 and 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Class A Preferred Stock		Other Preferred Stock		Minority Interest In Consolidated	Retained Earnings, Net	Total Stockholders' Equity
	Shares	Value	Shares	Value	Capital	Shares	Value	Shares	Value	Subsidiaries	of Dividends	(Deficit)
Balance as of December 31, 2021	-	$-	18,000,000	$180	$-	540,503	$3,430,618	-	$-	$283,374	$(2,746,193)	$967,979
Share issuance	-	-	-	-	-	327,225	3,518,042	-	-	-	-	3,518,042
Contributed capital	-	-	-	-	2,696,442	-	-	-	-	-	-	2,696,442
Minority interest investment, net of distributions	-	-	-	-	-	-	-	-	-	1,287,000	-	1,287,000
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(871,405)	-	(871,405)
Net loss	-	-	-	-	-	-	-	-	-	-	(1,185,551)	(1,185,551)
Reg A and Reg D share sale costs	-	-	-	-	-	-	-	-	-	-	(983,293)	(983,293)
Dividends	-	-	-	-	-	-	-	-	-	-	(361,662)	(361,662)
Balance as of December 31, 2022	-	-	18,000,000	180	2,696,442	867,728	6,948,660	-	-	698,969	(5,276,699)	5,067,552
Share issuance	366,562	4	-	-	537,037	52,762	1,300,820	-	-	-	-	1,837,861
Contributed capital	-	-	-	-	230,655	-	-	-	-	-	-	230,655
Minority interest investment, net of distributions	-	-	-	-	-	-	-	-	-	(21,145)	-	(21,145)
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(452,107)	-	(452,107)
Net loss	-	-	-	-	-	-	-	-	-	-	(1,704,347)	(1,704,347)
Reg A and Reg D share sale costs	-	-	-	-	-	-	-	-	-	-	(354,145)	(354,145)
Dividends	-	-	-	-	-	-	-	-	-	-	(277,435)	(277,435)
Balance as of December 31, 2023	366,562	$4	18,000,000	$180	$3,464,134	920,490	$8,249,480	-	$-	$225,717	$(7,612,626)	$4,326,889

The accompanying notes are an integral part of these financial statements.

F-7

GolfSuites 1, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

See accompanying Independent Auditor's Report

For the Years Ended December 31, 2023 and 2022

	2023	2022
Cash Flows from Operating Activities
Net income (loss) before minority interest	$(2,156,454)	$(2,056,956)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,190,357	1,199,931
Changes in operating assets and liabilities
Accounts receivable	(556,434)	332,114
Inventory	127,939	(203,097)
Prepaid expenses	76,730	(215,454)
Accounts payable and accrued expenses	1,876,190	1,002,247
Other assets	(44,182)	3,731
Net cash provided by operating activities	514,146	62,516

Cash Flows from Investing Activities
Purchase of property and equipment	(2,138,451)	(4,110,391)
Right of use asset acquisitions	(7,731,044)	-
Net cash used in investing activities	(9,869,495)	(4,110,391)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	537,041	-
Proceeds from issuance of preferred stock	1,300,820	3,518,042
Proceeds from minority interest investor in subsidiary, net of distributions	(21,145)	1,287,000
Principal payments of EIDL loans	(8,772)	(731)
Proceeds from notes payable	1,843,548	1,470,410
Proceeds from right of use asset lease liabilities	7,717,332	-
Principal payments on mortgages, equipment loans and leases	(1,025,060)	(1,209,177)
Shareholder and related party advances, net	220,655	(119,416)
Dividend payments	(277,435)	(361,662)
Reg A and Reg D share sale costs	(354,145)	(983,293)
Net cash provided by (used in) financing activities	9,932,839	3,601,173
Net Change In Cash and Cash Equivalents	577,490	(446,702)
Cash and Cash Equivalents, Beginning of Period	227,442	674,144
Cash and Cash Equivalents, End of Period	$804,932	$227,442

Noncash Activities:
Minority interest share of subsidiary loss	$452,107	$871,405
Financing Activities:
Conversion of shareholder and related party advances to additional paid-in capital	230,655	2,696,442

The accompanying notes are an integral part of these financial statements.

F-8

GolfSuites 1, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

See accompanying Independent Auditor’s Report

As of December 31, 2023

NOTE 1 - NATURE OF OPERATIONS

GolfSuites 1, Inc. (which may be referred to as “GS 1”, the “Company”, “we”, “us”, or “our”) is an early-stage company devoted to the development and operation of golf driving range and entertainment centers in the United States. The Company operates under the brand GOLFSUITES. The Company oversees the acquisition of land, zoning, entitlement, design, construction and operation of the existing and planned future facilities.

The Company owns 100% of GolfSuites Tulsa, LLC ("Tulsa") and GolfSuites Lubbock, LLC (“Lubbock”). Lubbock was formerly operated under the 4ORE! Golf brand, but was rebranded to the GolfSuites brand in 2023. GS 1 owns a 50% interest in GolfSuites Baton Rouge, LLC (“Baton Rouge”) along with a joint venture investor who has $1,000,000 invested in Baton Rouge. GS 1 also owns a 50% interest in GolfSuites Madison, LLC (“Madison”) with the same joint venture investor who has $712,000 invested in Madison. Tulsa, Lubbock, and Baton Rouge operated for all of 2023, but Madison has been deemed inappropriate for an outdoor driving range and is currently being studied for an indoor simulator lounge under the Company’s new GolfSuites 19th Hole brand; if the site does not qualify for this form of development, it will be sold. In July 2023, GS 1 formed a 100% owned subsidiary, GolfSuites Auburn, LLC (“Auburn”). On August 18, 2023, GS 1 acquired land near Auburn University in Alabama. That site is now under development.

In September 2023 GS 1 formed a 100% owned subsidiary GolfSuites City Club 1, LLC (“GolfSuites City Club 1”). On September 21, 2023 GolfSuites City Club 1 entered into a lease agreement for its first facility in downtown St. Petersburg, FL, which is now being developed. GolfSuites City Club 1 represents the Company’s entrance into the indoor simulation and lounge business, with planned nationwide development of similar urban, upscale lounges.

The attached consolidated statement of operations includes the operations of GS 1, Tulsa, and Lubbock. Activity of Baton Rouge, from the start of operations on June 1, 2022, is also included. In that Madison, Auburn and GolfSuites City Club 1 did not conduct operations, no revenues or expenses are reflected in the statement of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company has adopted December 31 as the year end for reporting purposes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, economic downturn, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2023, the Company is operating as a going concern.

F-9

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking accounts. As of December 31, 2023, GS 1’s consolidated cash balances totaled $804,932.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. Balances due from credit card companies are included in accounts receivable. As of December 31, 2023 accounts receivable included $475,547 related to Employee Retention Credits – see Note 9 for additional details. The Employee Retention Credits were filed for in 2023.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. Depreciation for the years ended December 31, 2023 and 2022 totaled $841,607 and $778,298 respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of December 31, 2023 and 2022 net property, plant and equipment consisted of the following:

	2023	2022
By Asset Category:
Land and building improvements	$12,748,092	$11,405,618
Furniture, fixtures and equipment	5,147,369	4,651,583
Construction in progress	293,495	-
Accumulated depreciation	(4,263,224)	(3,467,538)
Total	$13,925,732	$12,589,663

Net Book Value By Entity:
Tulsa	$724,167	$763,785
Lubbock	6,758,659	7,199,390
Baton Rouge	2,852,590	2,536,520
Madison	2,190,089	2,089,968
Auburn	1,168,296	-
GolfSuites City Club 1	231,931	-
Total	$13,925,732	$12,589,663

F-10

Capitalized Development Costs

The Company has capitalized development fees under contractual agreements with its parent company, GolfSuites. These costs totaled $1,066,052 as of December 31, 2023 and relate to planning, design and construction oversight; therefore, these costs are capitalized with the cost of construction and / or initial asset acquisition, needed to prepare each facility for the start of operations. These costs are depreciated with the assets to which they relate.

Goodwill

The Company recorded Goodwill related to the acquisition of its Tulsa and Lubbock golf operating entities in 2019 and 2020 respectively. Management has reviewed the amounts recorded as Goodwill in accordance with ASC 350-20-35-3C and has determined that the fair values of Tulsa and Lubbock are greater than carrying values, including Goodwill. Therefore, no impairment losses were recorded for the years ended December 31, 2023 or 2022. Following is a summary of the Goodwill values for Tulsa and Lubbock.

Tulsa	$859,760
Lubbock	889,495
Total	$1,749,255

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2023 and 2022 the Company had no uncertain tax positions requiring accruals.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Minority Interest

GS 1 and an individual investor are each 50% owners of Baton Rouge and Madison (see Note 1). GS 1 has both managerial and financial control of the entities. Because of this control, Baton Rouge and Madison are included in the consolidated financial statements of GS 1. The managerial control is defined in the operating agreements, which provide for GS 1 to be the sole manager of each entity. The financial interest is the amount of funds invested plus or minus the income or loss allocated to GS 1 and the individual investor. The table below shows these financial interests as of December 31, 2023 and 2022.

	2023		2022
	Investment	%	Investment	%
GS 1	$3,281,313	93.6%	$2,608,085	78.9%
Individual Investor	225,717	6.4%	698,969	21.1%
Total	$3,507,030	100.0%	$3,307,054	100.0%

F-11

Revenue Recognition

Since inception, the Company adopted ASC 606, Revenue from Contracts with Customers. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Cost of Revenues

The cost of items sold, including food, beverages and retail items are included in the cost of revenues.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with GAAP, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Development & Management Fees

Pursuant to a Management Services Agreement (“MSA”) that exists between GolfSuites and GS 1, fees for development and management of assets are due and paid from GS 1 to GolfSuites. GS 1 pays 3% of the total cost of new assets acquired or developed as development fees on its facilities to GolfSuites, and it pays 4% of gross operating revenue as management fees to GolfSuites. Management fees are reflected on the GS 1 Statement of Operations as operating expenses.

Earnings per Share

Earnings per share amounts are calculated based on the weighted-average number of shares of common stock outstanding in each year. The basic loss per share is based only on the weighted-average of common shares outstanding. The diluted loss per share is based on the weighted-average of common shares outstanding plus Class A preferred shares, which are convertible to one share of common stock. In accordance with ASC 260-10-45-11, the income or loss used in the earnings per share calculation is the net income (loss), further reduced by the amount of preferred share dividends, to arrive at the net income (loss) applicable to common shares.

Common and Preferred Share Sales and Affiliated Costs

GS 1 collected $537,041 in common share sales in the year ended December 31, 2023. Preferred share sales totaled $1,300,820 and $3,518,042 for the years ended December 31, 2023 and 2022, respectively. The Company paid $354,145 and $983,293 related to those periods, in costs including direct compensation, platform facilitating, marketing, share issuance / administration, and advertising for the sale of such shares. The cost ratio for each of those periods is 19.3% and 28.0%, respectively.

F-12

Concentration of Credit Risk

The Company maintains its cash with major financial institutions located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. Management believes the risk of loss is minimal.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that require organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The Company implemented ASU No. 2016-02 for lease accounting in 2020.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has incurred costs of its start-up operations, capital raising, and seeking to bring operations to positions of profitability. As such, no material tax provision yet exists.

F-13

NOTE 4 – NOTES PAYABLE

Notes payable consists of the following debt instruments as of December 31, 2023 and 2022.

	2023	2022
Note payable bank, due in monthly installments of $3,773 through July 2025, with interest of 5.25%. The note relates to the acquisition of golf ball dispensers in Tulsa, which are security for the note.	$68,685	$92,079

Note payable due in monthly installments of $32,170 through August 26, 2023, with interest of 5.85%. The note payable was used to finance the business insurance for Tulsa, Lubbock and Baton Rouge for the current policy year, and is unsecured.	-	216,634

Note payable bank, due in monthly installments of $33,410 through September 2024, with an interest rate of 4.00%. The note includes a balloon payment due September 30, 2024 and is secured by a mortgage on the Lubbock building.	5,775,286	5,925,517

Note payable mortgage lender, with interest only payments of $12,187.50, at 13% interest. The note matures May 31, 2025 and is secured by the mortgage on the Madison land.	1,125,000	1,125,000

Note payable mortgage lender, with interest only payments of $2,400 per month, at 18% interest. The note matures October 1, 2024 and is secured by the mortgage on the Auburn land.	160,000	-

Note payable mortgage lender, with interest only payments of $8,500 per month, at 15% interest. The note matures October 1, 2024 and is secured by the mortgage on the Auburn land.	680,000	-

Notes payable secured by credit card receivable balances. The notes do not carry a stated interest rate, but a fixed amount of interest is financed at note inception. The notes are due in one year or less, and interest is amortized to interest expense over the expected life of the notes. The total fixed interest on these notes totals $145,000. The unamortized interest balance at December 31, 2023 totals $94,509 and is included in prepaid expenses on the balance sheet.	600,760	-

Total notes payable	8,409,731	7,359,230

Current portion of notes payable	7,258,819	396,828

Long-term portion of notes payable	$1,150,912	$6,962,402

As of December 31, 2023, following are the principal payments due, in each of the next five years:

2024	$7,258,819
2025	1,150,912
2026	-
2027	-
2028	-
Thereafter	-
Total	$8,409,731

NOTE 5 – RIGHT OF USE ASSETS & CAPITALIZED LEASE OBLIGATIONS

Tulsa, Lubbock, Baton Rouge and GolfSuites City Club 1 lease land and/or buildings for each of those operations. In accordance with GAAP, the right of use assets are reflected in the attached balance sheet at the present value of future lease payments, as are the related lease liabilities, over the term of the respective leases.

Lubbock assumed the lease of land, that began prior to acquisition, on August 19, 2020; the present value of future lease payments was recorded at the acquisition date. Baton Rouge entered into a lease for land beginning March 1, 2021. The lease is for five years and Baton Rouge has the option to extend the lease for two additional five year terms. The present value of future lease payments, based on a 15 year lease, was recorded as of the lease inception. GolfSuites City Club 1 entered into a building lease beginning September 21, 2023. The lease is for five years and GolfSuites City Club 1 has the option to extend the lease for three additional five year terms. The present value of future lease payments, based on a 20 year lease, was recorded as of the lease inception. Due to the lease payment schedule, the early year payments do not fully amortize the lease. Therefore, the payment short-fall is capitalized monthly, until the payments are at a level to fully amortize the lease. The initial present value of the lease is $7,593,019; at December 31, 2023 that value increased to $7,731,044.

The incremental borrowing rate at inception or assumption of the leases is used in the present value calculations. The discount rate used for Tulsa, Lubbock and Baton Rouge is 4.000%, and the rate used for GolfSuites City Club 1 is 8.5%. The right of use assets are amortized straight-line over the life of each lease.

F-14

The lease payments over the life of the lease are as follows:

●	Tulsa – no increases over the initial monthly payment;

●	Lubbock – initial monthly payment is increased 2% on November 1 of each year;

●	Baton Rouge – initial monthly payment is increased to $3,300 and $5,000 on March 1, 2022 and 2023, respectively. Subsequently, rents increase 10% for each renewal.

●	GolfSuites City Club 1 – the initial monthly payment is $51,688 which increases 4% per year for each year of the initial lease term and the first year of the first renewal term. Subsequent rental increases will be determined based on the fair market rental values; the present value calculations for this lease assume 4% annual increases throughout the life of the lease.

The table below provides a summary of the capitalized leases as of December 31, 2023.

	Tulsa	Lubbock	Baton Rouge	GolfSuites City Club 1
Lease end date	07/31/2050	10/31/2038	02/29/2036	09/21/2023	Total
Initial monthly payment	$30,000	$13,525	$2,500	$51,688
Asset value at inception or acquisition	$6,304,783	$2,437,633	$649,086	$7,731,044	$17,122,546
Accumulated amortization	(718,043)	(453,189)	(122,604)	-	(1,293,836)
Right of use asset, net at December 31, 2023	$5,586,740	$1,984,444	$526,482	$7,731,044	$15,828,710

Principal portion lease obligation payments for the years ending December 31:

2024	$126,838	$86,765	$34,836	$-	$248,439
2025	132,006	93,820	34,836	-	260,662
2026	137,383	101,233	36,254	-	274,870
2027	142,980	109,020	42,807	-	294,807
2028	148,806	117,197	45,587	-	311,590
Thereafter	5,198,763	1,682,348	467,553	7,731,044	15,079,708
Total	$5,886,776	$2,190,383	$661,873	$7,731,044	$16,470,076

Total land and building minimum lease payments for the years ending December 31:

2024	$360,000	$172,811	$60,000	$155,064	$747,875
2025	360,000	176,267	60,000	626,459	1,222,726
2026	360,000	179,792	65,000	651,517	1,256,309
2027	360,000	183,388	66,000	677,578	1,286,966
2028	360,000	187,056	66,000	704,681	1,317,737
Five year total	$1,800,000	$899,314	$317,000	$2,815,299	$5,831,613

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company has two lawsuits filed against it for a total of approximately $200,000 on promissory notes made by a shareholder of GolfSuites and a shareholder of GS 1. These amounts are guaranteed to the shareholders by the Company’s chairman and another major shareholder of GolfSuites. The chairman and the other shareholder have issued an indemnification to the Company for full payment of these obligations. The balances are included in Advances from Shareholders of GolfSuites, Inc., reflected on the balance sheet.

See the Subsequent Events footnote for information related to the Tulsa lease.

F-15

NOTE 7 – EQUITY

The Company has authorized 132,000,000 shares of Class A common stock and 18,000,000 of Class B common stock, each with a par value of $0.00001 per share. As of December 31, 2023 there were 366,562 shares of Class A common stock issued and outstanding; all Class B common stock is issued, outstanding, and held by GolfSuites, the Company’s parent company. In the years ended December 31, 2023 and 2022, GolfSuites contributed $230,655 and $2,696,442, respectively, to GS 1 that is shown in the balance sheet as Additional Paid-in Capital. In addition, the Company has authorized 10,000,000 shares of Class A preferred stock and 40,000,000 of other preferred stock. As of December 31, 2023, 920,490 shares of Class A preferred stock have been issued, are outstanding, and no other preferred stock is issued or outstanding. Class A preferred stock is convertible into Class A common stock. See the Consolidated Statement of Stockholders’ Equity (Deficit) for details of activity for each equity component.

Class A common stockholders are entitled to a single vote per share and have equal dividend and liquidation preferences as Class B common stockholders. Class B common stockholders have five votes per share and shares of Class B common stock can be converted into shares of Class A common stock at the option of the holder. Class A preferred stockholders are entitled to a single vote per share and to an 8 percent annual dividend, which will accrue if funds are not legally available to distribute, in addition to a liquidation preference. Shares of Class A preferred stock can be converted into shares of Class A common stock at the option of the holder and shares will be automatically converted in the event of a qualified public Offering, as defined in the certificate of incorporation, as amended.

NOTE 8 – RELATED PARY TRANSACTIONS

The Company has received working capital from its parent entity to cover expenses and costs while preparing for the securities Offering. The total of these previously advanced funds was converted to Additional Paid-in Capital in 2023 and 2022 (see Note 7 – Equity, above). In addition, the Company received advances from shareholders of the parent entity. The balance of these parent entity shareholder advances totaled $250,517 and $260,517, respectively, as of December 31, 2023 and 2022. These advances are recorded as liabilities of the Company. The Company makes monthly 12% interest payments on these advances which mature December 31, 2024.

NOTE 9 – PPP LOAN FORGIVENESS & EMPLOYEE RETENTION CREDITS

Employee Retention Credits

Tulsa and Lubbock qualified for employee retention credits related to employee payroll taxes for 2020 and 2021. Claims for refund were filed with the IRS in 2023. Following is a summary of the income recognized for employee retention credits which were also included in accounts receivable at December 31, 2023.

Tulsa	$225,525
Lubbock	250,022
Total	$475,547

NOTE 10 – GOING CONCERN

These financial statements are prepared on a going concern basis.

However, if the Company is unable to raise new capital through its current Reg A filing, which allows for a 3-year capital raising window, there will be significant doubt about the Company’s ability to continue as a going concern. Conditions leading to this disclosure include: the Company is in the start-up phase, as it seeks to add new locations and expand existing operations, and the occurrence of the Covid 19 epidemic during the Company’s start-up phase, and the resulting negative impact on all types of restaurant and entertainment businesses.

Management expects to raise a minimum of $30,000,000 through the current Reg A filing and believes those funds will provide for the addition of new locations, additional working capital, and for repayment of various related party advances that have been used to fund operations to date.

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NOTE 11 – SUBSEQUENT EVENTS

Subsequent Event – Tulsa Lease

Tulsa has been in a legal dispute over the last several months, with the owner of the facility it has leased since late 2019. This dispute has been centered around faulty physical plant conditions that the Company feels were not disclosed at the time the lease was executed. The Company attempted to acquire the facility in 2020 and early 2021 but was unable to consummate a transaction with owner. As discussions ensued over a solution to the large capital outlays needed to remedy the faulty conditions – primarily faulty turf across approximately 10 acres of open field, estimated to cost $2 million to re-construct – certain lease payments were withheld to offset the anticipated cost of re-construction. Because the facility is owned by a sovereign Native American Tribe, disputes such as this one were governed under tribal law; the lease also requires following tribal law. The Company took legal action against the owner in late 2023 to enforce some mechanism of fixing the facility, and that legal action ended with judgments against the Company, leaving us with the option of spending more than $2 million to fix the facility or simply vacating it. Additionally, disputes later arose around the language pertaining to participating rent / sharing of profits at the facility. The facility owner posited that additional rent was due given their interpretation of the lease terms, to which the Company has been diametrically opposed.

Given these circumstances, Management decided on April 23, 2024, given the position of the tribal court and the prohibitive cost of appealing the court decision, to simply close the location. While revenues from Tulsa accounted for almost half of annual revenue, it posted a material loss for 2023; such losses would continue, given our inability to work out a solution to the faulty facility and our inability to come to agreement on ultimate lease terms. Management’s decision was based on discontinuing Tulsa operating losses while concurrently avoiding a $2 million plus capital expenditure. Management determined that capital would be better expended on the new facilities the company is currently developing.

Subsequent Event – Capital Advisor Agreements

The Company is party to seven capital advisor, marketing, and financial consulting agreements, six of which were consummated subsequent to December 31, 2023, with:

●	Sienna Capital Partners, mortgage bankers for construction and permanent mortgage debt (since 2021).

●	Domani Capital, LLC, equity capital advisors.

●	Crystal Capital Partners, LLC, equity capital marketing advisors.

●	Wallachbeth Capital, LLC, equity capital advisors.

●	Elrock Capital, debt and equity capital advisors.

●	Kelson Capital, LLC, equity capital advisors.

Subsequent Event – Advertiser Share Sales

KHBH, LLC a Kevin Harrington TV affiliate, acquired 900,000 Class B common shares, at par, from GolfSuites during the first quarter of 2024. After the transaction GolfSuites owns 17,100,000 Class B common shares. Kevin Harrington TV advises the Company on marketing, internet, social media, and public relations. Mr. Harrington is a paid advertiser for Reg A share sales.

Subsequent Event – Franchising

In the second quarter of 2024, the Company formed GolfSuites Franchising, LLC (“Franchising”), as a wholly-owned subsidiary. Franchising will be used to franchise, to independent owner-operators, the new GolfSuites 19th Hole brand.

Subsequent Event - Management’s Evaluation

Management has evaluated subsequent events through, April 29, 2024, the date these financial statements were issued. Based on this evaluation, no other material subsequent events were identified which would require adjustment or disclosure in the financial statements of December 31, 2023.

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PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit No.	Title of Document	Form	File No.	Exhibit	Filing Date	Filed Herewith

2.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation	1-A	024-10938	2.1	March 27, 2019

2.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	1-A	024-10938	2.1	March 6, 2019

2.3	Amended and Restated Certificate of Incorporation	1-A	024-10938	2.1	January 28, 2019

2.4	Bylaws	1-A	024-10938	2.2	January 28, 2019

4.1	Form of Subscription Agreement					X

6.1	Management Services Agreement between GolfSuites 1, Inc. and KGEM Golf, Inc. dated January 17, 2019	1-A	024-10938	6.2	January 28, 2019

6.2	MIP Agreement dated August 2020	1-A	024-11408	6.2	January 8, 2021

6.4	4ORE Golf Lease Agreement dated November 2018	1-A	024-11408	6.3	January 8, 2021

6.5	Assignment of LLC interest and Amendment to LLC Agreement of GolfSuites Tulsa, LLC dated December 31, 2020	1-A	024-11408	6.4	January 8, 2021

6.6	Lease Agreement between Onefire Holding Company, LLC, and GolfSuites Tulsa, LLC, dated September 13, 2019	1-A	024-11408	6.5	January 8, 2021

6.7	Lease Amendment Agreement between Onefire Holding Company, LLC and GolfSuites Tulsa, LLC dated March 5, 2020	1-K	24R-00224	6.6	April 30, 2021

6.8	GolfSuites Baton Rouge Lease Agreement dated February 9, 2021	1-SA	24R-00224	6.8	September 16, 2021

6.9	GolfSuites Madison Operating Agreement dated May 5, 2022	1-SA	24R-00224	6.9	December 13, 2024

6.10	Second Amended and Restated Operating Agreement of GolfSuites Baton Rouge, LLC	1-SA	24R-00224	6.10	December 13, 2024

6.11	Agreement to Modify Operating Agreements	1-SA	24R-00224	6.11	December 13, 2024

6.12	Promissory Noted dated August 18, 2023 between GolfSuites Auburn LLC and Michael Sierra and Cynthia Coto Sierra as Co-Trustees of the Sierra CPT Trust in the amount of $680,000	1-SA	24R-00224	6.10	September 27, 2023

6.13	GolfSuites City Club 1, LLC Lease Agreement dated September 21, 2023	1-A/A	024-12341	6.11	January 4, 2024

6.14	Manhattan Street Capital Regulation A+ Engagement Letter*

11.1	Auditors Consent					X

12.1	Opinion of CrowdCheck*

*To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverview, State of Florida, on March 11, 2025.

GolfSuites 1, Inc.

/s/ Gerald Ellenburg

By Gerald Ellenburg
CEO of GolfSuites 1, Inc.
Date: March 11, 2025

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gerald Ellenburg

Gerald Ellenburg

Chief Executive Officer, principal financial officer, principal accounting officer

Date: March 11, 2025